As filed with the Securities and Exchange Commission on January 7, 2004


                                                     Registration No. 333-109454
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------


                                 Amendment No. 2
                                       to


                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                              TREY RESOURCES, INC.
                 (Name of Small Business Issuer in Its Charter)

              Delaware                             7373                               16-1633636
  (State or Other Jurisdiction        (Primary Standard Industrial       (I.R.S. Employer Identification No.)
of Incorporation or Organization)      Classification Code Number)

                                   Copies to:

                                 750 Highway 34
                            Matawan, New Jersey 07747
                                 (732) 441-7700
                   (Address and telephone number of Principal
               Executive Offices and Principal Place of Business)

                                Jerome R. Mahoney
                                 750 Highway 34
                            Matawan, New Jersey 07747
                                 (732) 441-7700
                     (Name, address and telephone number of
                               agent for service)

                             Jeffrey A. Baumel, Esq.
                             McCarter & English, LLP
                       4 Gateway Center, 100 Mulberry St.
                            Newark, New Jersey 07102
                                 (973) 622-4444
                           Telecopier: (973) 624-7070

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

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                         CALCULATION OF REGISTRATION FEE


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                                                              Proposed Maximum      Proposed Maximum
 Title of Each Class of Securities      Dollar Amount to     Offering Price Per    Aggregate Offering       Amount of
         to be Registered                 be Registered            Share                Price (1)       Registration Fee
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3,000,000 shares of Class A Common          3,000,000                                    $84,897                $8*
Stock, par value $.00001
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* Previously paid.


(1) The shares included herein are being distributed to the stockholders of iVoice, Inc. No consideration will be received by iVoice, Inc. in consideration of such distribution. Consistent with Rule 457(f)(2), since there is no market for shares being distributed, the filing fee is based on the book value of the spun-off subsidiary's assets.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.


                  Subject to Completion, Dated January 7, 2004


                              Trey Resources, Inc.
                    3,000,000 Shares of Class A Common Stock

      This prospectus relates to the distribution by dividend to all of the stockholders of iVoice, Inc. of up to 3,000,000 shares of Trey Resources, Inc. ("Trey") Class A Common Stock. Trey is not selling any shares of Class A Common Stock in this offering and therefore will not receive any proceeds from this offering. All costs associated with this registration will be borne by Trey.

      Trey is currently a wholly-owned subsidiary of iVoice Inc. and after the distribution Trey will be an independent public company.


      Holders of iVoice common stock, other than affiliates of iVoice Inc., will receive one share of Trey Class A Common Stock for every 1,533 shares of iVoice common stock that they hold. Holders of less than 1,533 shares of iVoice common stock will not receive any shares of Trey Class A Common Stock. Following the distribution, 100% of the outstanding Trey Class A Common Stock will be held by non-affiliates of Trey or iVoice Inc. and 100% of the outstanding Trey Class B Common Stock (including securities convertible into such shares) will be beneficially owned by affiliates of Trey or iVoice Inc. No such affiliates will receive shares of Trey Class A Common Stock in the distribution.


      You will be required to pay income tax on the value of the shares of Trey Class A Common Stock received by you in connection with this distribution.

      Currently, no public market exists for Trey Class A Common Stock.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.


PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 8.


      No underwriter or person has been engaged to facilitate the distribution of shares of Class A Common Stock in this offering.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                The date of this prospectus is January __, 2004.

                                TABLE OF CONTENTS

                                                                     Page Number
                                                                     -----------

Prospectus Summary................................................        1

Summary of the Distribution.......................................        2


Summary of Consolidated Financial Information.....................        7

Risk Factors......................................................        8


Cautionary Statement Regarding Forward-Looking Statements.........       19

Use of Proceeds...................................................       19

Management's Discussion and Analysis of Financial Conditions
And Results of Operations.........................................       20


Our Business......................................................       28

Trey's Management.................................................       34

Certain Relationships and Related Transactions....................       35

Principal Stockholders............................................       37

The Distribution..................................................       40

Where You Can Find More Information...............................       45


Financial Statements..............................................      F-1

Selected Historical and Pro Forma Financial Information...........     F-31

Part II - Information Not Required in Prospectus..................     II-1


Signatures........................................................       47

                               PROSPECTUS SUMMARY

Overview

      Trey Resources, Inc. (the "Company"), was incorporated as iVoice Acquisition 1, Inc. in Delaware on October 3, 2002 as a wholly owned subsidiary of iVoice Inc. ("iVoice"). On April 24, 2003, we changed our corporate name from iVoice Acquisition 1, Inc. to Trey Industries, Inc. On September 5, 2003, we changed our corporate name to Trey Resources, Inc. Trey will own and operate iVoice's Automatic Reminder software business, which is still currently owned and held by iVoice, following the distribution. Following the distribution, iVoice's operating assets will consist of its core speech recognition and computerized telephony technology, which include its Automatic Speech Recognition (ASR) engine, Voicemail, Unified Messaging, DOS based voice-mail and Interactive Voice Response (IVR) software source codes and related business development operations. Trey will be a development stage company following the distribution.

      Trey intends to continue to develop, market and license the Automatic Reminder line of computerized telephony software. The Automatic Reminder software is designed to enhance an organization's ability to make more efficient use of its appointment schedule reducing cancellations and no-shows and saving valuable staff hours of tedious phone calling.


      In September 2003, iVoice announced its intention to distribute Trey Class A Common Stock to its shareholders and to contribute to Trey its Automatic Reminder business upon the effectiveness of required Securities Exchange Commission filings and final approval by the Board of Directors of the terms and conditions of the distribution.

      Prior to and after the Distribution, members of the Board of Directors of iVoice and Trey and management have had and will have a variety of conflicts of interest, as Mr. Mahoney, the Chairman of the Board of Trey, will also continue to serve as the Chairman of the Board and Chief Executive Officer of iVoice. In addition, following the Distribution, Mr. Mahoney will own iVoice shares and have the right to convert $250,000 of indebtedness into 250,000 shares of Trey Class B Common Stock which is convertible into 250,000 shares of Trey Class A Common Stock. Mr. Mahoney may be deemed to receive personal benefit as a result of the creation of Trey and the Distribution. This relationship could create, or appear to create, potential conflicts of interest when Trey's directors and management are faced with decisions that could have different implications for Trey and iVoice.


                      Why iVoice Sent This Document To You

      iVoice, Inc. (iVoice) sent you this document because you were an owner of iVoice common stock on the record date. This entitles you to receive a pro rata distribution of one share of Class A Common Stock of Trey Resources, Inc. ("Trey Shares"), which is currently a wholly owned subsidiary of iVoice, for every 1,533 iVoice shares you owned on that date. No action is required on your part to participate in the Distribution and you do not have to pay cash or other consideration to receive your Trey Shares.

      This document describes Trey's business, the relationship between iVoice and Trey, and how this transaction benefits iVoice and its stockholders, and provides other information to assist you in evaluating the benefits and risks of holding or disposing of the Trey Shares that you will receive in the Distribution. You should be aware of certain risks relating to the Distribution and Trey's businesses, which are described in this document beginning on page 14.

About Us

      Our principal office is located at 750 Highway 34, Matawan, New Jersey 07747. Our telephone number is (732) 441-7700.

                           SUMMARY OF THE DISTRIBUTION

Distributing company

                            iVoice, Inc., a Delaware corporation. As used in this prospectus, the term iVoice includes iVoice, Inc. and its wholly-owned and majority-owned subsidiaries, other than our company, as of the relevant date, unless the context otherwise requires.

Distributed company

                            Trey Resources, Inc., a Delaware corporation. As used in this prospectus, the terms Trey, we, our, us and similar terms means Trey Resources, Inc., as of the relevant date, unless the context otherwise requires.

Trey shares to be
distributed


                            iVoice will distribute to iVoice stockholders an aggregate of approximately 3,000,000 shares of Class A Common Stock, par value $.00001 per share, of Trey, based on approximately 4,600,000,000 iVoice shares outstanding on the record date (assuming iVoice options and convertible securities are exercised or converted prior to the record date). Trey current has 100 shares of Class A Common Stock outstanding. A 30,000-for-one stock split will be accomplished by means of a stock dividend and will be effectuated immediately prior to the effective date of the Registration Statement. The Trey Shares to be distributed will constitute 100% of the Trey Shares outstanding after the Distribution. Immediately following the Distribution, iVoice and its subsidiaries will not own any Trey Shares and Trey will be an independent public company.


Record date

                            If you owned iVoice shares at the close of business on October 13, 2003 (the Record Date), then you will receive Trey Shares in the Distribution.

Distribution Date

                            We currently anticipate that the Distribution will occur near the effective date of the registration statement. If you are a record holder of iVoice stock, instead of physical stock certificates you will receive from Trey's transfer agent shortly after the effective date of the registration statement a statement of your book entry account for the Trey Shares distributed to you. If you are not a record holder of iVoice stock because such shares are held on your behalf by your stockbroker or other nominee, your Trey Shares should be credited to your account with your stockbroker or other nominee after the effective date of the registration statement. Following the Distribution, you may request physical stock certificates if you wish, and instructions for making that request will be furnished with your account statement.

Distribution

                            On the Distribution Date, the distribution agent identified below will begin distributing certificates representing our Class A Common Stock to iVoice stockholders. You will not be required to make any payment or take any other action to receive your shares of our Class A Common Stock. The distributed shares of our Class A Common Stock will be freely transferable unless you are one of our affiliates or you are issued shares in respect of restricted shares of iVoice common stock.

Distribution ratio


                            For every 1,533 shares of iVoice common stock that you own of record on October 13, 2003, you will receive one share of Trey Class A Common Stock. If you own fewer than 1,533 shares of iVoice common stock, you will not receive Trey Shares in the Distribution or any other consideration because the cost to iVoice to distribute either single shares (if iVoice were to round up) or fractional shares would be greater than the value iVoice shareholders of less than 1,533 shares would otherwise be entitled to receive in the Distribution. iVoice shareholders are not receiving shares of Trey Class A Common Stock on a one-for-one basis because Trey's management has determinded that a more modest capital structure and fewer outstanding shares of common stock would be more beneficial for stockholders. Accordingly, iVoice will distribute to iVoice stockholders an aggregate of approximately 3,000,000 shares of Class A Common Stock of Trey, based on approximately 4,600,000,000 iVoice shares outstanding on the record date.


Distribution agent

                            Fidelity Transfer Company. Their address is 1800 South West Temple, Suite 301, Salt Lake City, Utah 84115. Their telephone number is (801) 484-7222.

Transfer Agent and Registrar
for the Trey Shares

                            Fidelity Transfer Company. Their address is 1800 South West Temple, Suite 301, Salt Lake City, Utah 84115. Their telephone number is (801) 484-7222

Fractional shares of our
common stock


                            iVoice will not distribute any fractional shares of Trey Class A Common Stock. In lieu of distributing a fraction of a share of our Class A Common Stock to any iVoice stockholder, fractional shares will be rounded up to the next higher whole number of shares (unless you own less than 1,533 shares, in which case you will not receive any Trey Shares in the Distribution).

Trading market

                            We anticipate that our Class A Common Stock will be traded on the Over The Counter Bulletin Board under the proposed symbol TREY. We expect that a market maker will apply for quotation on the Over the Counter Bulletin Board on our behalf prior to the Distribution. No public trading market for our Class A Common Stock currently exists. However, a trading market for the entitlement to receive shares of our Class A Common Stock in the distribution, referred to as a when-issued market, may develop on or after the record date for the distribution.

Dividend policy

                            iVoice has not paid dividends in the past, and we anticipate that following the Distribution, neither Trey nor iVoice will pay cash dividends. However, no formal action has been taken with respect to future dividends, and the declaration and payment of dividends by Trey and iVoice will be at the sole discretion of their respective boards of directors.

Risk factors

                            The distribution and ownership of our Class A Common Stock involve various risks. You should read carefully the factors discussed under Risk Factors beginning on page 7. Several of the most significant risks of the Distribution include:


                            o The Distribution may cause the trading price of iVoice Common Stock to decline
                            o Substantial sales of Trey Shares may have an adverse impact on the trading price of the Trey Common Stock
                            o There has not been a prior trading market for Trey Shares and a trading market for the Trey Shares may not develop
                            o Holders of less than 1,533 shares of iVoice Common Stock will no longer hold any interest in the assets that iVoice will transfer to Trey as a result of the Distribution
                            o The Distribution of Trey Shares will result in substantial tax liability


Federal income tax
consequences

                            iVoice and Trey do not intend for the Distribution to be tax-free for U.S. federal income tax purposes. You will be required to pay income tax on the value of your shares of Trey Class A Common Stock received as a dividend. We expect that the dividend will be taxed as ordinary income to the extent of the value of the shares you receive. You are advised to consult your own tax advisor as to the specific tax consequences of the Distribution.

Our relationship with iVoice
after the distribution

                            Prior to the Distribution, iVoice and Trey have entered or will enter into agreements to transfer to Trey selected assets and liabilities of iVoice related to Trey's business, to arrange for the temporary continued provision of certain services by each company to the other, to make arrangements for the Distribution and to define the ongoing relationships between iVoice and Trey. The companies will provide certain services to each other on a transitional basis. After the Distribution, we anticipate that one of Trey's two directors will also be a director of iVoice. After the Distribution, arrangements with iVoice will not be deemed to be on an "arms-length" basis because of the relationships between the boards of directors and executive officers of Trey and iVoice, but we will seek to establish terms and conditions at least as favorable as those that could be obtained from an independent third party.

Board of Directors
of Trey


                            After the Distribution, Trey is expected to have an initial board of two directors. The initial directors will serve five-year terms. No one has been identified to serve on the initial board other than Jerome R. Mahoney. Jerome R. Mahoney expects to remain on iVoice's board following the Distribution Date.


Management of Trey

                            No current executive officers of iVoice will serve as executive officers of Trey after the Distribution. Mr. Mahoney will continue to serve as Chairman of the Board and Chief Executive Officer of iVoice and Chairman of the Board of Trey, and Mark Meller will serve as President and Chief Financial Officer of Trey. Neither of Mr. Mahoney nor Mr. Meller will provide services to Trey on a full-time basis. Mr. Meller's time commitment to Trey will be limited until Trey's operations expand whether by internal growth or through an acquisition.


Conflicts of Interest

                            After the Distribution, Mr. Mahoney, the Chairman of the Board of Trey, will continue to serve as the Chairman of the Board and Chief Executive Officer of iVoice. Further, Mr. Mahoney will own both iVoice shares and have the right to convert $250,000 of indebtedness into 250,000 shares of Trey Class B Common Stock which is convertible into 250,000 shares of Trey Class A Common Stock. Mr. Mahoney may be deemed to receive personal benefit as a result of the creation of Trey and the Distribution. This relationship could create, or appear to create, potential conflicts of interest when Trey's directors and management are faced with decisions that have different implications for Trey and iVoice, such as potential business acquisitions to be made by Trey or disputes arising out of agreement between the two companies. Trey does not have any formal procedure in place for resolving such conflicts of interest which may arise in the future.

Certain Anti-takeover
Effects

                            Some of the provisions of Trey's certificate of incorporation and bylaws may have the effect of making the acquisition of control of Trey in a transaction not approved by Trey's board of directors more difficult. Moreover, some of the provisions of the agreement providing for tax disaffiliation and other tax-related matters that Trey will enter into in connection with the Distribution could discourage potential acquisition proposals.

Stockholder inquiries

                            Any persons having inquiries relating to the distribution should contact the Shareholder Services department of the distribution agent at (801) 484-7222 or Trey, in writing at Trey Resources, Inc., 750 Highway 34, Matawan, NJ 07747 Attention:
                            Investor Relations, or by email at
                            information@ivoice.com, or by telephone at (732) 441-7700.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

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                                               For the Nine         For the Nine          For the Year        For the Year
                                               Months Ended         Months Ended             Ended               Ended
                                            September 30, 2003   September 30, 2002    December 31, 2002   December 31, 2001
                                            ------------------   ------------------    -----------------   -----------------
Statement of Operation Data:
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Sales                                              $1,350               $1,050               $1,050             $2,134
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Cost of Sales                                      13,935               13,500               18,000             18,353
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Gross Profit                                      (12,585)             (12,450)             (16,950)           (16,219)
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Selling, General, and Administrative
    Expenses                                      156,561                3,428                4,058             15,120
----------------------------------------------------------------------------------------------------------------------------
Loss from Operations                             (169,146)             (15,878)             (21,008)           (31,339)
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Net Loss                                         (185,299)             (16,764)             (21,429)           (34,697)
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                                                                 September 30, 2003            December 31, 2002
                                                                 ------------------            -----------------
Balance Sheet Data:
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Current Assets                                                             $125,483                         $ --
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Intangibles                                                                  13,500                       27,000
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Liabilities                                                                 258,636                          314
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Stockholders' equity (deficiency)                                          (119,653)                      26,686
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                                  RISK FACTORS

      You should carefully consider each of the following risk factors and all of the other information in this information statement. The following risks relate principally to the Distribution and Trey's business.

      If any of the following risks and uncertainties develops into actual events, the business, financial condition or results of operations of Trey could be materially adversely affected. If that happens, the trading prices of Trey Shares could decline significantly.

      The risk factors below contain forward-looking statements regarding the Distribution and Trey. Actual results could differ materially from those set forth in the forward-looking statements. See Cautionary Statement Regarding Forward-Looking Statements below.

RISKS RELATED TO OUR BUSINESS

TREY WILL FACE MANY OF THE DIFFICULTIES THAT COMPANIES IN THE EARLY STAGE MAY FACE.

      As a result of the Company's limited operating history, the currently difficult economic conditions of the telecommunications marketplace, proposed government restrictions on telemarketing activities and the emerging nature of automated call dialing industries, it may be difficult for you to assess our growth and earnings potential. The Company believes that due primarily to the relatively brief time automated call placing has been available to the general public, there has not yet been developed, implemented and demonstrated a commercially viable business model from which to successfully operate any form of business that relies on the products and services that we intend to market, sell, and distribute. Therefore, we have faced many of the difficulties that companies in the early stages of their development in new and evolving markets often face. These have included, among others:

o Substantial delays and expenses related to testing and development of our new products,
o Marketing and distribution problems encountered in connection with our new and existing products and technologies,
o     Competition from larger and more established companies,
o     Delays in reaching our marketing goals,
o Difficulty recruiting qualified employees for management and other positions;
o     Lack of sufficient customers, revenues and cash flow;
o     Limited financial resources;

      We may continue to face these and other difficulties in the future, some of which may be beyond our control. If we are unable to successfully address these problems, our future growth and earnings will be negatively affected.

TREY HAS NO OPERATING HISTORY AS AN INDEPENDENT PUBLIC COMPANY AND MAY BE UNABLE TO OPERATE PROFITABLY AS A STAND-ALONE COMPANY

      Although iVoice has operated as a reporting public company since 2000 and has sold computerized telephony software since 1997, Trey does not have an operating history as an independent public company. Historically, since the businesses that comprise each of Trey and iVoice have been under one ultimate parent, they have been able to rely, to some degree, on the earnings, assets, and cash flow of each other for capital requirements. After the Distribution, Trey will be able to rely only on the Automatic Reminder software business for such requirements. The Automatic Reminder software business has operated at a loss in the past for iVoice, and as an independent company such losses may continue or increase. Additionally, Trey's business has relied on iVoice for various financial, administrative and managerial expertise in conducting its operations. Following the Distribution, Trey will maintain its own credit and banking relationships and perform its own financial and investor relations functions. Trey may not be able to successfully put in place the financial, administrative and managerial structure necessary to operate as an independent public company, or that the development of such structure will not require a significant amount of management's time and other resources.


TREY'S PAYMENTS TO MANAGEMENT IN EXCESS OF $1,000,000 IN THE AGGREGATE DURING THE FIRST YEAR FOLLOWING THE DISTRIBUTION WILL SEVERELY BURDEN TREY'S FINANCIAL CONDITION.


      Upon the completion of the Distribution, each of Jerome Mahoney, the Chairman of the Board, and Mark Meller, the President of Trey, will receive payments of $350,000. In addition, each of Mr. Mahoney and Mr. Meller will receive salaries of $180,000 per year subject to 10% increases every year thereafter. Neither Mr. Mahoney nor Mr. Meller will be providing full-time services to Trey. In addition, since Mr. Mahoney and one other individual who has yet to be identified will be the sole members of Trey's Board of Directors, no independent authority will be available to monitor their performance. To the extent that Trey has limited sales and expects to incur losses in the future, these payments will place an extreme burden on Trey's financial condition and results of operations.


TREY'S FUTURE REVENUE AND OPERATING RESULTS ARE UNPREDICTABLE AND MAY FLUCTUATE

      Our short operating history and the rapidly changing nature of the market in which we compete make it difficult to accurately forecast our revenues and operating results. Our operating results are unpredictable and we expect them to fluctuate in the future due to a number of factors. These factors may include, among others:

o the timing of sales of our products and services, particularly in light of our minimal sales history,
o     difficulty in keeping current with changing technologies,
o unexpected delays in introducing new products, new product features and services,
o increased expenses, whether related to sales and marketing, product development or administration,
o deferral of recognition of our revenue in accordance with applicable accounting principles due to the time required to complete projects,
o     the mix of product license and services revenue,
o     costs related to possible acquisitions of technology or businesses.

IVOICE'S OPERATIONS DEMONSTRATE A HISTORY OF NET LOSSES AND CASH FLOW SHORTFALLS AND TREY'S LIKELY WILL AS WELL

      iVoice's operations, of which Trey was part, has incurred recurring operating losses and has a working capital deficiency. iVoice used cash in operations of approximately $352,000 during the year ended December 31, 2002, has a history of net losses, and will need additional financing to continue as a going concern. iVoice had a cash balance of approximately $560,000 at December 31, 2002 and current liabilities exceeded current assets by approximately $720,000 at that date. iVoice had a stockholders' deficit of approximately $382,000 at December 31, 2002. iVoice has been and continues to be dependent upon outside and related party financing to develop and market their software products, perform their business development activities, and provide for ongoing working capital requirements. During the year ended December 31, 2002, substantially all of this financing has been provided by related parties. Trey has no cash and no sales. Accordingly, there is no reason to believe that Trey will have operations separately that fare any better than those of iVoice.

TREY HAS RECEIVED A GOING CONCERN OPINION FROM ITS INDEPENENT AUDITORS THAT DESCRIBES THE UNCERTAINITY REGARDING ITS ABILITY TO CONTINUE AS A GOING CONCERN

      Trey has received a report from their independent auditors for their fiscal year ended December 31, 2002 containing an explanatory paragraph that describes the uncertainty regarding their ability to continue as a going concern due to their historical negative cash flow and because, as of the date of the auditor's opinion, they did not have access to sufficient committed capital to meet their projected operating needs for at least the next 12 months.


      Management's plans may not be successful or other unforeseeable actions may become necessary. Any inability to raise capital may require us to reduce the level of our operations. Such actions could have a material adverse effect on our business and operations and result in charges that could be material to our business and results of operations.


iVOICE'S EARNINGS AND STOCK PRICE WILL BE SUBJECT TO SIGNIFICANT FLUCTUATIONS

      Due to the factors noted in this information statement, our earnings and stock price will be subject to significant volatility, particularly on a quarterly basis. iVoice has previously experienced shortfalls in revenue and earnings from levels expected by investors, which have had an immediate and significant adverse effect on the trading price of its common stock. This may occur for Trey in the future.

IF iVOICE OR TREY LOSE THE SERVICES OF ANY KEY PERSONNEL, INCLUDING OUR CHIEF EXECUTIVE OFFICER OR OUR DIRECTORS, OUR BUSINESS MAY SUFFER

      We are dependent on our key officers, including Jerome R. Mahoney and Mark Meller, our Chairman of the Board and our President, respectively, our directors, and our key employees in our finance, technology, sales and marketing operations. The loss of any of our key personnel could materially harm our business because of the cost and time necessary to retain and train a replacement. Such a loss would also divert management attention away from operational issues. To minimize the effects of such loss, both of iVoice and Trey have entered into employment contracts with Jerome Mahoney and Trey has entered into an employment contract with Mark Meller, but neither Mr. Mahoney nor Mr. Meller is party to a non-compete agreement with Trey. Consequently, this may have an adverse effect on the business.

OUR POTENTIAL FUTURE BUSINESS ACQUISITIONS MAY BE UNPREDICTABLE AND MAY CAUSE OUR BUSINESS TO SUFFER


      Trey intends to seek to expand its operations through the acquisition of additional businesses. These potential acquired additional businesses may be outside the current field of operations of Trey. Trey may not be able to identify, successfully integrate or profitably manage any such businesses or operations. The proposed expansion may involve a number of special risks, including possible adverse effects on Trey's operating results, diversion of management attention, inability to retain key personnel, risks associated with unanticipated events and the financial statement effect of potential impairment of acquired intangible assets, any of which could have a materially adverse effect on Trey's business, financial condition and results of operations. In addition, if competition for acquisition candidates or assumed operations were to increase, the cost of acquiring businesses or assuming customers' operations could increase materially. The inability of Trey to implement and manage its expansion strategy successfully may have a material adverse effect on the business and future prospects of Trey. Furthermore, through the acquisition of additional businesses, Trey may effect a business acquisition with a target business which may be financially unstable, under-managed, or in its early stages of development or growth. While Trey may, under certain circumstances, seek to effect business acquisitions with more than one target business, as a result of its limited resources, Trey, in all likelihood, will have the ability to effect only a single business acquisition at one time.

MEMBERS OF TREY'S BOARD OF DIRECTORS AND MANAGEMENT MAY HAVE CONFLICTS OF INTEREST AFTER THE DISTRIBUTION; TREY DOES NOT HAVE ANY FORMAL PROCEDURE FOR RESOLVING CONFLICTS IN THE FUTURE

      After the distribution, Mr. Mahoney, a member of the board of directors, will own iVoice shares and have the right to convert $250,000 of indebtedness into 250,000 shares of Trey Class B Common Stock which is convertible into an indeterminate number of shares of Trey Class A Common Stock. In addition, following the Distribution, we anticipate that Mr. Mahoney, the Chairman of the Board of Trey will also continue to serve as the Chairman of the Board and Chief Executive Officer of iVoice. These relationships could create, or appear to create, potential conflicts of interest when Trey's directors and management are faced with decisions that could have different implications for Trey and iVoice. Examples of these types of decisions might include decisions relating to the potential business acquisitions made by Trey or the resolution of disputes arising out of the agreements governing the relationship between iVoice and Trey following the Distribution. Also, the appearance of conflicts, even if such conflicts do not materialize, might adversely effect the public's perception of Trey following the Distribution. Furthermore, Trey does not have any formal procedure for resolving such conflicts of interest should they arise following the Distribution.

TREY'S INDUSTRY IS CHARACTERIZED BY RAPID TECHNOLOGICAL CHANGE AND FAILURE TO ADAPT OUR PRODUCT DEVELOPMENT TO THESE CHANGES MAY CAUSE OUR PRODUCTS TO BECOME OBSOLETE

      We participate in a highly dynamic industry characterized by rapid change and uncertainty relating to new and emerging technologies and markets. Future technology or market changes may cause some of our products to become obsolete more quickly than expected.

TREY STOCKHOLDERS MAY EXPERIENCE SIGNIFICANT DILUTION IF FUTURE EQUITY OFFERINGS ARE USED TO FUND OPERATIONS OR ACQUIRE BUSINESSES

      If working capital or future acquisitions are financed through the issuance of equity securities, such as through the Equity Line of Credit with Cornell Capital Partners, LP (see Certain Relationships and Related Transactions beginning on page 34), Trey stockholders could experience significant dilution. In addition, securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and preferences of the Trey Shares. Further, the conversion of outstanding debt obligations into equity securities could have a dilutive effect on Trey shareholders.

THE TREND TOWARD CONSOLIDATION IN TREY'S INDUSTRY MAY IMPEDE ITS ABILITY TO COMPETE EFFECTIVELY

      As consolidation in the software industry continues, fewer companies dominate particular markets, changing the nature of the market and potentially providing consumers with fewer choices. Also, many of these companies offer a broader range of products than us, ranging from desktop to enterprise solutions. We may not be able to compete effectively against these competitors. Furthermore, we may use strategic acquisitions, as necessary, to acquire technology, people and products for our overall product strategy. The trend toward consolidation in our industry may result in increased competition in acquiring these technologies, people or products, resulting in increased acquisition costs or the inability to acquire the desired technologies, people or products. Any of these changes may have a significant adverse effect on our future revenues and operating results.

TREY FACES INTENSE PRICE-BASED COMPETITION FOR LICENSING OF ITS PRODUCTS WHICH COULD REDUCE PROFIT MARGINS

      Price competition is often intense in the software market, especially for computerized telephony software products. Many of our competitors have significantly reduced the price of their products. Price competition may continue to increase and become even more significant in the future, resulting in reduced profit margins.

TREY MAY BE UNSUCCESSFUL IN ADAPTING TO CHANGES IN THE DYNAMIC TECHNOLOGICAL ENVIRONMENT OF TELECOMMUNICATIONS IN A TIMELY MANNER

      Critical issues concerning the commercial use of telecommunications, including security, reliability, cost, ease of use, accessibility, quality of service or potential tax or other government regulation, remain unresolved and may affect the use of telecommunications as a medium to distribute or support our software products and the functionality of some of our products. If we are unsuccessful in timely assimilating changes in the Telecommunications environment into our business operations and product development efforts, our future net revenues and operating results could be adversely effected.

TREY MAY BE UNSUCCESSFUL IN DEVELOPING NEW DISTRIBUTION CHANNELS

      Due to our limited operating history, we currently offer products directly to end-users and through dealer and reseller channels established by iVoice. We may not be able to effectively develop our own network of resellers to distribute our software products. We may also be unsuccessful in utilizing rapidly evolving distribution and marketing technologies to develop these distribution channels. The adoption of new channels may adversely impact existing channels and/or product pricing, which may reduce our future revenues and profitability.

PRODUCT RETURNS MAY EXCEED ESTABLISHED RESERVES AND AFFECT TREY'S REVENUES

      Product returns can occur when we introduce upgrades and new versions of products or when distributors or retailers have excess inventories. Our return policy allows distributors, subject to various limitations, to return products in exchange for new products or for credit towards future products. End users may return our products through dealers and distributors within a reasonable period from the date of license for a full refund. In addition, retailers may return older versions of our products. We estimate and maintain reserves for product returns. However, future returns could exceed the reserves we have established, which could have a material adverse effect on our operating results.

TREY MAY DEPEND ON DISTRIBUTION BY RESELLERS AND DISTRIBUTORS FOR A SIGNIFICANT PORTION OF REVENUES

      We may distribute some of our products through resellers and distributors. To effectively do so, we must establish and maintain good working relationships with resellers and distributors. No such relationships currently exist. If we are unsuccessful in establishing and maintaining relationships with resellers and distributors, or if these resellers and distributors are unsuccessful in reselling our products, our future net revenues and operating results may be adversely affected.

THE RESULTS OF TREY'S RESEARCH AND DEVELOPMENT EFFORTS ARE UNCERTAIN

      We believe that we will need to make research and development expenditures to create new uses and new features to our products to remain competitive. While we perform usability and beta testing of new products, the products we are currently developing or may develop in the future may not be technologically successful. If they are not technologically successful, our resulting products may not achieve market acceptance and our products may not compete effectively with products of our competitors currently in the market or introduced in the future.

THE GREATER THAN EXPECTED LENGTH OF THE PRODUCT DEVELOPMENT CYCLE MAY ADVERSELY EFFECT OUR FUTURE REVENUES

      The length of our product development cycle has generally been greater than we originally expected. We are likely to experience delays in future product development. These delays could have a material adverse effect on the amount and timing of future revenues.

IF TREY MUST RESTRUCTURE ITS OPERATIONS VALUABLE RESOURCES WILL BE DIVERTED FROM OTHER BUSINESS OBJECTIVES

      We continually evaluate our product and corporate strategy. We have in the past undertaken, and will in the future undertake, organizational changes and/or product and marketing strategy modifications. These organizational changes increase the risk that objectives will not be met due to the allocation of valuable limited resources to implement changes. Further, due to the uncertain nature of any of these undertakings, these efforts may not be successful and we may not realize any benefit from these efforts.



POTENTIAL SOFTWARE DEFECTS AND PRODUCT LIABILITY COULD RESULT IN DELAYS IN MARKET ACCEPTANCE, UNEXPECTED COSTS AND DIMINISHED OPERATING RESULTS


      Software products frequently contain errors or defects, especially when first introduced or when new versions or enhancements are released. Defects and errors could be found in current versions of our products, future upgrades to current products or newly developed and released products. Software defects could result in delays in market acceptance or unexpected reprogramming costs, which could materially adversely affect our operating results. Most of our license agreements with customers contain provisions designed to limit our exposure to potential product liability claims. It is possible, however, that these provisions limiting our liability may not be valid as a result of federal, state, local or foreign laws or ordinances or unfavorable judicial decisions. A successful product liability claim may have a material adverse effect on our business, operating results and financial condition.


TREY RELIES ON THIRD PARTY TECHNOLOGIES WHICH MAY NOT SUPPORT TREY PRODUCTS

      Our software products are designed to run on the Microsoft(R) Windows(R) operating system and with industry standard hardware. Although we believe that the operating systems and necessary hardware are and will be widely utilized by businesses in the corporate market, businesses may not actually adopt such technologies as anticipated or may in the future migrate to other computing technologies that we do not support. Moreover, if our products and technology are not compatible with new developments from industry leaders such as Microsoft, our business, results of operations and financial condition could be materially and adversely affected.

TREY FACES AGGRESSIVE COMPETITION IN MANY AREAS OF THE BUSINESS AND THE BUSINESS WILL BE HARMED IF TREY FAILS TO COMPETE EFFECTIVELY

      We encounter aggressive competition from numerous competitors in many areas of our business. Many of our current and potential competitors have longer operating histories, greater name recognition and substantially greater financial, technical and marketing resources than we have. We may not be able to compete effectively with these competitors. To remain competitive, we must develop new products and periodically enhance our existing products in a timely manner. We anticipate that we may have to adjust the prices of many of our products to stay competitive. In addition, new competitors may emerge, and entire product lines may be threatened by new technologies or market trends that reduce the value of these product lines. The market in which we compete is influenced by the strategic direction of major computer hardware manufacturers and operating system software providers. Our competitiveness depends on our ability to enhance existing products and to offer successful new products on a timely basis. We have limited resources and must restrict product development efforts to a relatively small number of projects.

QUARTERLY FINANCIAL RESULTS ARE SUBJECT TO SIGNIFICANT FLUCTUATIONS WHICH COULD CAUSE TREY'S STOCK PRICE TO DECLINE

      We expect that we will be subject to substantial fluctuations in quarterly net revenues and operating results. Fluctuations may be caused by a number of factors including, but not limited to, the following:

o the timing and volume of customer orders, customer cancellations, and reductions in orders by our distributors;
o     the timing and amount of our expenses;
o     the introduction of competitive products by existing or new competitors;
o     reduced demand for any given product;
o seasonality in the end-of-period buying patterns of foreign and domestic software markets; and
o     the market's transition between operating systems.

      Due to these factors, forecasts may not be achieved, either because expected revenues do not occur or because they occur at lower prices or on terms that are less favorable to us. In addition, these factors increase the chances that our results could diverge from the expectations of investors and analysts. If so, the market price of our stock would likely decline.

TREY'S MANAGEMENT TEAM IS NEW AND ITS WORKING RELATIONSHIPS ARE UNTESTED

      We have only recently assembled our management team as part of the distribution and changes in our operating structure. Some members of our management team have worked with each other in the past, although at this time we cannot assess the effectiveness of their working relationships after the distribution. As a result, we may be unable to effectively develop and sell our software products and Trey, as a business, may fail.

TREY RELIES ON INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS WHICH MAY NOT REMAIN UNIQUE TO TREY

      We regard our software as proprietary and underlying technology as proprietary. We seek to protect our proprietary rights through a combination of confidentiality agreements and copyright, patent, trademark and trade secret laws.

      We do not have any patents or statutory copyrights on any of our proprietary technology that we believe to be material to our future success. Our future patents, if any, may be successfully challenged and may not provide us with any competitive advantages. We may not develop proprietary products or technologies that are patentable and other parties may have prior claims.

      In selling our products, we rely primarily on shrink-wrap licenses that are not signed by licensees. Therefore, such licenses may be unenforceable under the laws of some jurisdictions. In addition, existing copyright laws afford limited practical protection. Furthermore, the laws of some foreign countries do not offer the same level of protection of our proprietary rights as do the laws of the United States.

      Patent, trademark and trade secret protection is important to us because developing and marketing new technologies and products is time-consuming and expensive. We do not own any U.S. or foreign patents or registered intellectual property. We may not obtain issued patents or other protection from any future patent applications owned by or licensed to us.

      Our competitive position is also dependent upon unpatented trade secrets. Trade secrets are difficult to protect. Our competitors may independently develop proprietary information and techniques that are substantially equivalent to ours or otherwise gain access to our trade secrets, such as through unauthorized or inadvertent disclosure of our trade secrets.


      Our means of protecting our proprietary rights may not be adequate and our competitors may independently develop similar technology substantially equivalent or superseding proprietary technology. Furthermore, any confidentiality agreements between us and our employees may not provide meaningful protection of our proprietary information, in the event of any unauthorized use or disclosure thereof. As a consequence, any legal action that we may bring to protect proprietary information could be expensive and may distract management from day-to-day operations.


TREY MAY BECOME INVOLVED IN FUTURE LITIGATION, WHICH MAY RESULT IN SUBSTANTIAL EXPENSE AND MAY DIVERT OUR ATTENTION FROM THE IMPLEMENTATION OF OUR BUSINESS STRATEGY

      We believe that the success of our business depends, in part, on obtaining intellectual property protection for our products, defending our intellectual property once obtained and preserving our trade secrets. Litigation may be necessary to enforce our intellectual property rights, to protect our trade secrets and to determine the validity and scope of our proprietary rights. Any litigation could result in substantial expense and diversion of our attention from our business, and may not adequately protect our intellectual property rights.

      In addition, we may be sued by third parties which claim that our products infringe the intellectual property rights of others. This risk is exacerbated by the fact that the validity and breadth of claims covered in technology patents involve complex legal and factual questions for which important legal principles are unresolved. Any litigation or claims against us, whether valid or not, could result in substantial costs, place a significant strain on our financial resources, divert management resources and harm our reputation. Such claims could result in awards of substantial damages, which could have a significant adverse impact on our results of operations. In addition, intellectual property litigation or claims could force us to the following:

o cease licensing, incorporating or using any of our products that incorporate the challenged intellectual property, which would adversely effect our revenue;
o obtain a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms, if at all; and
o     redesign our products, which would be costly and time-consuming.

TREY MAY INCUR INCREASED EXPENSES IF THE ADMINISTRATIVE SERVICES AGREEMENT WITH iVOICE IS TERMINATED

      In connection with the Distribution, Trey will enter into an administrative services agreement with iVoice. This agreement will provide that iVoice will provide Trey with services in such areas as information management and technology, employee benefits administration, payroll, financial accounting and reporting, and other areas where Trey may need transitional assistance and support following the Distribution. The agreement will generally extend for two years after the Distribution, but may be terminated earlier under certain circumstances, including a default. If the agreement is terminated, Trey may be required to obtain such services from a third party or increase its headcount to provide such services. This could be more expensive than the fees which Trey will be required to pay under the administrative services agreement.

GOVERNMENT REGULATION OF TELEMARKETING ACTIVITIES MAY DIMINISH TREY'S EARNING POTENTIAL

      On December 18, 2002, the U.S. Federal Trade Commission (FTC) announced a decision to create the national "do not call" registry. Once implemented, consumers will be able to sign up for the national "do not call" registry. Soon thereafter, the FTC will begin to enforce the registry, and telemarketers who call a number on the registry could be fined up to $11,000 for each call. When this law takes effect, Trey may no longer be able to market its Automatic Reminder products as a marketing application. Accordingly, both Trey's growth and earning potential could become severely limited.

RISKS RELATING TO THE DISTRIBUTION

THE DISTRIBUTION MAY CAUSE THE TRADING PRICE OF iVOICE COMMON STOCK TO DECLINE


      Following the Distribution, iVoice expects that its common stock will continue to be listed and traded on the Over The Counter Bulletin Board under the symbol IVOC. A trading market may not continue for the shares of iVoice common stock or even develop for the Trey Shares. As a result of the Distribution, the trading price of iVoice common stock immediately following the Distribution may be substantially lower than the trading price of iVoice common stock immediately prior to the Distribution.

      Further, the combined trading prices of iVoice common stock and the Trey Shares after the Distribution may be less than the trading price of iVoice common stock immediately prior to the Distribution.

SUBSTANTIAL SALES OF TREY SHARES MAY HAVE AN ADVERSE IMPACT ON THE TRADING PRICE OF THE TREY COMMON STOCK

      After the Distribution, some Trey stockholders may decide that they do not want shares in a company consisting of the Automatic Reminder software operations, and may sell their Trey common stock following the Distribution.

      Based on the number of shares of iVoice common stock anticipated to be outstanding on the record date, iVoice will distribute to iVoice stockholders a total of approximately 3,000,000 Trey Shares. Under the United States federal securities laws, substantially all of these shares may be resold immediately in the public market, except for (1) Trey Shares held by affiliates of Trey or (2) shares which are issued in respect of restricted shares of iVoice common stock. Trey cannot predict whether stockholders will resell large numbers of Trey Shares in the public market following the Distribution or how quickly they may resell these Trey Shares. If Trey stockholders sell large numbers of Trey Shares over a short period of time, or if investors anticipate large sales of Trey Shares over a short period of time, this could adversely affect the trading price of the Trey Shares.


THERE HAS NOT BEEN ANY PRIOR TRADING MARKET FOR THE TREY SHARES AND A TRADING MARKET FOR THE TREY SHARES MAY NOT DEVELOP


      There is no current trading market for the Trey Shares, although a when-issued trading market may develop prior to completion of the Distribution. We anticipate that the Trey Shares will be listed on the Over The Counter Bulletin Board under the proposed symbol TREY.


      Trey Shares may not be actively traded or the prices at which the Trey Shares will trade may be low. Some of the iVoice stockholders who receive Trey Shares may decide that they do not want shares in a company consisting of an Automatic Reminder software business, and may sell their Trey Shares following the Distribution. This may delay the development of an orderly trading market in the Trey Shares for a period of time following the Distribution. Until the Trey Shares are fully distributed and an orderly market develops, the prices at which the Trey Shares trade may fluctuate significantly and may be lower than the price that would be expected for a fully distributed issue. Prices for Trey Shares will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the shares, Trey's results of operations, what investors think of Trey and the Automatic Reminder software industry, changes in economic conditions in the Automatic Reminder software industry, and general economic and market conditions. Market fluctuations could have a material adverse impact on the trading price of the Trey Shares.


HOLDERS OF LESS THAN 1,533 SHARES OF iVOICE COMMON STOCK WILL NO LONGER HOLD ANY INTEREST IN THE ASSETS THAT iVOICE WILL TRANSFER TO TREY AS A RESULT OF THE DISTRIBUTION

      If you own less than 1,533 shares of iVoice common stock, you will not receive any Trey Shares in the Distribution. Accordingly, following the Distribution, you will no longer hold any interest in the assets that iVoice will transfer to Trey pursuant to the Distribution.

THE DISTRIBUTION OF TREY SHARES WILL RESULT IN SUBSTANTIAL TAX LIABILITY

      You will be required to pay income tax on the value of your shares of Trey Class A Common Stock received as a dividend. The dividend will be taxed as ordinary income to the extent of the value of the shares you receive. In addition, you may have to pay taxes on any shares that you receive as a result of the rounding up of fractional shares. You are advised to consult your own tax advisor as to the specific tax consequences of the Distribution.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

      Information included in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

      This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans, and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis of Financial Conditions and Results of Operations" and "Our Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                                 USE OF PROCEEDS

      Trey will receive no proceeds from the distribution of securities in this Offering.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS
                            AND RESULTS OF OPERATIONS

      You should read the following discussion in conjunction with our audited financial statements and related notes included elsewhere in this information statement. Our fiscal year currently ends on December 31, and each of our fiscal quarters ends on the final day of a calendar quarter (each March 31, June 30 and September 30). The following discussion contains forward-looking statements. Please see Forward-Looking Statements for a discussion of uncertainties, risks and assumptions associated with these statements.

Separation From iVoice

      Trey was incorporated under the laws of the State of Delaware on October 3, 2002, as a wholly owned subsidiary of iVoice. Trey will have no material assets or activities until the contribution of the Automatic Reminder software business described in this registration statement. After the Distribution, Trey will be an independent public company, with iVoice having no continuing ownership interest in Trey.

      Trey's financial statements have been prepared in accordance with accounting principles generally accepted in the United States, and reflect the historical financial position, results of operations, and cash flows of the business to be transferred to Trey from iVoice as part of the Distribution. The financial information included in this registration statement, however, is not necessarily indicative of what Trey's results of operations or financial position would have been had it operated as an independent company during the periods presented, nor is it necessarily indicative of its future performance as an independent company.

      Trey Industries will operate the Automatic Reminder software business. This business has historically operated as a non-reportable segment of iVoice due to its low sales volume and business activity relative to its other business activities. Even if Trey was to operate the Automatic Reminder business on a stand alone basis, Management is uncertain that sufficient cash to sustain its operations will be generated in the next twelve months, or beyond, by the sales activity of the Automatic Reminder. Trey intends to use a portion of the proceeds from any financing arrangements, on sales and marketing efforts for the Automatic Reminder. It is unclear whether such efforts will result in a reasonably successful operating business due to iVoice's previous lack of sales and marketing efforts on the Automatic Reminder, Trey's lack of operating history, the current economic environment and, more specifically, the uncertainty of the telecommunications market.

      Upon effectiveness of this registration statement, Trey will be allocated the iVoice corporate assets, liabilities and expenses related to the Automatic Reminder software business based on an estimate of the proportion of such amounts allocable to Trey, utilizing such factors as total revenues, employee headcount and other relevant factors. Trey believes that these allocations have been made on a reasonable basis. Trey believes that all costs allocated to Trey are a reasonable representation of the costs that Trey would have incurred if Trey had performed these functions as a stand-alone company.

      In conjunction with the separation of the Automatic Reminder software business from iVoice, Trey will enter into an administrative services agreement with iVoice.

      iVoice announced in September, 2003 its intention to distribute our shares to its shareholders upon effectiveness of required Securities and Exchange Commission filings, including this registration statement.

Results of Operations for the Nine Months Ended September 30, 2003 as Compared with the Nine Months Ended September 30, 2002

      All revenues reported by Trey are derived from the license of our automatic reminder and call initiating software products to address a business or professional organization's need to automatically confirm pre-set appointments or meetings with customers or clients. Total revenues for the nine months ended September 30, 2003 and September 30, 2002 were $1,350 and $1,050 respectively. The Automatic Reminder business has only operated as a division of iVoice and has never operated on a stand-alone basis. The low sales volume of the Automatic Reminder business is attributable to the minimal resources made available by iVoice for the sales and marketing of the automatic reminder and call initiating software products. Management feels that the sales of the automatic reminder and call initiating software products may increase as greater financial and operational resources are made available for the sales and marketing of the products.

      Gross margin for the nine months ended September 30, 2003 and September 30, 2002 was ($12,585) and ($12,450), respectively. The negative gross margin is a result of amortization of the original purchase price of the Automatic Reminder software reflected in the cost of sales.

      Total operating expenses increased, from $3,428 for the nine months ended September 30, 2002 to $156,561 for the nine months ended September 30, 2003, an increase of $153,133. This increase in the current year nine-month period is attributable to accrued compensation due to Mr. Mahoney pursuant to his employment contract dated January 1, 2003, as well as legal and professional fees incurred in connection with the anticipated registration of shares of Trey from iVoice. These costs were not incurred in the prior period.

      As of September 30, 2003, Trey had 2 part-time employees. Trey is pursuing additions to its sales and management staff, which will increase operating expenditures for payroll and related benefit costs in future quarters.

      The loss from operations for the nine months ended September 30, 2003 was $169,146 compared to $15,878 for the nine months ended September 30, 2002, an increase of $153,268. As discussed above, the material changes in operations result from accrued salary to Trey's Chairman and legal and professional fees incurred with the anticipated registration of shares of Trey from iVoice.

      Other expenses for the nine months ended September 30, 2003 were $16,153 as compared to $886 for the nine-month period ending September 30, 2002, an increase of $15,267. During the current year nine-month period, Trey recorded interest expense on and $14,000 in fees related to the issuance of $140,000 in 5% convertible debentures. In future periods, Trey will incur significant additional expenses related to its financing. Such expenses will include interest expense and charges for the beneficial conversion feature of its convertible debentures. Additionally, the Company will also incur charges for the market discount provided in the Equity Line of Credit with Cornell Capital Partners, L.P.

Results of Operations for Year Ended December 31, 2002, as Compared with the Year Ended December 31, 2001.

      Revenues are derived primarily from the license of our automatic reminder and call initiating software products to address a business or professional organization's need to automatically confirm pre-set appointments or meetings with customers or clients. Total revenues for the twelve months ended December 31, 2002 and December 31, 2001 were $1,050 and $2,134 respectively, a decrease of 50.1%. The decrease in sales for the twelve month period is attributable to the minimal resources made available by iVoice for the sales and marketing of the automatic reminder and call initiating software products. Management feels that the sales of the automatic reminder and call initiating software products may increase as greater financial and operational resources are made available for the sales and marketing of the products.

      Gross margin for the twelve months ended December 31, 2002 and December 31, 2001 was ($16,950) and ($16,219) respectively. The negative gross margin is a result of amortization of the original purchase price of the Automatic Reminder software reflected in the cost of sales.

      Total operating expenses decreased, from $15,120 for the twelve months ended December 31, 2001 to $4,058 for the twelve months ended December 31, 2002, a decrease of $11,062, or 73.2%. Specific line items that reflect the reduction in total operating expenses for the twelve months ended December 31, 2002, include reduced general and administrative expenses of $8,370, reduced research and development costs of $1,569, and reduced selling expenses of $619.

      As of December 31, 2002, Trey had no full-time employees. Trey is pursuing additions to its sales and management staff, which will increase operating expenditures for payroll and related benefit costs in future quarters.

      The loss from operations for the twelve months ended December 31, 2002 was $21,008 compared to $31,339 for the twelve months ended December 31, 2001, a decrease of 33%.

Liquidity and Capital Resources

      To date, Trey has incurred substantial losses, and will require financing for working capital to meet its operating obligations. We anticipate that we will require financing on an ongoing basis for the foreseeable future.

      We intend to sell shares of Class A Common Stock immediately following the completion of the distribution in order to generate capital necessary to sustain our operations. From the proceeds of this public offering, we will fulfill our obligations to Mr. Mahoney and Mr. Meller for $350,000 which is due and owing to each of them at the time of the Distribution pursuant to the terms of their respective employment agreements. In the event that, in the judgment of the Board of Directors, sufficient capital has not been raised from the proceeds of the public offering for Trey to both sustain its business operations and to make payment to each of Mr. Mahoney and Mr. Meller, Trey will issue Mr. Mahoney and Mr. Meller shares of Trey common stock in satisfaction of these obligations.

      In January, 2003, the Company entered into a subscription agreement with the May Davis Group acting as an agent for the private investors Elma S. Foin, Darryl A. Moy, Henry Tyler, and Steven R. LeMott to issue an aggregate of $250,000 in convertible debentures, with interest payable at 5% per annum. On March 31, 2003, Trey issued an aggregate of $40,000 in convertible debentures to the private investors Elma S. Foin, Darryl A. Moy, Henry Tyler, and Steven R. LeMott in the amount of $10,000 each. On September 19, 2003, Trey issued $100,000 in convertible debentures to Cornell Capital Partners. Each of the debentures are convertible into shares of Class A Common Stock at a price equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price of the Class A Common Stock as of the closing date of the registration of shares or (b) an amount equal to eighty percent (80%) of the average closing bid price of the Class A Common Stock for the four trading days immediately preceding the conversion date. The convertible debentures have a term of two years with all accrued interest due at the expiration of the term. At our option, these debentures may be paid in cash or redeemed at a 20% premium prior to April, 2004.


      Also, in January, 2003, Trey entered into an Equity Line of Credit Agreement. Under this agreement, Trey may issue and sell to Cornell Capital Partners Class A Common Stock for a total purchase price of up to $10.0 million. Trey will be entitled to commence drawing down on the Equity Line of Credit when the Class A Common Stock under the Equity Line of Credit is registered with the Securities and Exchange Commission and the authorization for quotation on the National Association of Securities Dealers Over the Counter Bulletin Board is obtained and maintained and will continue for two years thereafter. The purchase price for the shares will be equal to 91% of the market price, which is defined as the lowest closing bid price of the Class A Common Stock during the five trading days following the notice date. A cash fee equal to six percent (6%) of the cash proceeds of the draw down is also payable at the time of funding. In addition, Cornell Capital Partners will receive, as additional compensation, the number of shares of Class A Common Stock equal to one and one half percent (1.5%) of the number of shares of Class A Common Stock outstanding on the date that the registration statement in respect of the shares to be distributed pursuant to the Equity Line of Credit becomes effective. To date, Trey has not drawn down on the Equity Line of Credit.

      Except for these two financing agreements, the Company has no other significant sources of working capital or cash commitments. However, no assurance can be given that Trey will raise sufficient funds from such financing arrangements, or that Trey will ever produce sufficient revenues to sustain its operations, or that a market will develop for its common stock for which a significant amount of Trey's financing is dependant upon.

      Management believes that the financing arrangements in place are sufficient to satisfy Trey's cash requirements for the next twelve months. If Trey is unable to recognize sufficient proceeds from these arrangements, Management believes that Trey can limit its operations, defer payments to Management and maintain its business at nominal levels until it can identify alternative sources of capital.

      Trey has agreed to assume from iVoice upon the date of effectiveness of this Prospectus an outstanding promissory note in the amount of $250,000 payable to Jerry Mahoney in exchange for the assets it will receive pursuant to the spin-off of the Automatic Reminder business. This amount is related to services provided to iVoice and unrelated to the operations of Trey. Trey, for value received, will promise to pay to Mr. Mahoney the principal sum of $250,000 at the rate of 9.5% per annum on the unpaid balance until paid or until default. Interest payments will be due annually. All accrued interest becomes due on the date of any payment of the promissory note. At the time of default (if any) the interest rate shall increase to 20% until the principal balance has been paid. Under the terms of the Promissory Note, at the option of the Note holder, principal and interest can be converted into either (i) one share of Class B Common Stock of Trey, par value $0.00001, for each dollar owed, (ii) the number of shares of Class A Common Stock of Trey calculated by dividing (x) the sum of the principal and interest that the Note holder has decided to prepay by (y) fifty percent (50%) of the lowest issue price of Series A Common Stock since the first advance of funds under this Note, or (iii) payment of the principal of this Note, before any repayment of interest. Trey has yet to record this liability on its financial statements, as the promissory note will not be assigned to Trey until the effectiveness of the registration statement.


      Mr. Mahoney has agreed to forego receiving any shares he is or would be entitled to receive in the Distribution by virtue of his ownership of either iVoice Class A Common Stock or iVoice Class B Common Stock.


      Kevin Whalen is owed $74,000 in amounts due for unpaid salary from iVoice. This amount is related to services provided to iVoice and unrelated to the operations of Trey. However, because Mr. Whalen is assisting in the preparation of the financial statements and footnotes related to the spin-off, Trey will assume this obligation to Mr. Whalen. This amount shall be convertible into Class A Common Stock of Trey calculated by dividing (x) the sum of the principal the obligee requests to be converted by (y) the average closing bid price of Class A Common Stock of Trey for the five (5) business days immediately preceding the conversion date.


      Trey has entered into employment contracts with its Non-Executive Chairman of the Board of Directors and its President. As consideration, Trey agreed to pay Mr. Mahoney the sum of $180,000 the first year with a 10% increase every year thereafter. The employment agreement with Mr. Mahoney provides for a severance payment to him of three hundred percent (300%), less $100, of his gross income for services rendered to Trey in each of the five prior calendar years (or shorter period during which Mr. Mahoney shall have been employed by Trey) should his employment be terminated following a change in control, as defined in the employment agreement. Mr. Mahoney shall also be paid the sum of $350,000 upon the completion of the distribution of the Trey shares.

      On September 15, 2003, Trey entered into an employment agreement with Mr. Meller. Mr. Meller will serve as Trey's President and Chief Financial Officer for a term of five years. As consideration, Trey agreed to pay Mr. Meller the sum of $180,000 the first year with a 10% increase every year thereafter. The employment agreement with Mr. Meller provides for a severance payment to him of three hundred percent (300%), less $100, of his gross income for services rendered to Trey in each of the five prior calendar years (or shorter period during which Mr. Meller shall have been employed by Trey) should his employment be terminated following a change in control, as defined in the employment agreement. Mr. Meller shall also be paid the sum of $350,000 upon the completion of the distribution of the Trey shares.

      Mr. Mahoney and Mr. Meller have agreed to forego receipt of the $350,000 payments owed to each of them upon successful completion of the Distribution until Management believes it has sufficient financing in place to fund these obligations.

CRITICAL ACCOUNTING POLICIES

      The discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate these estimates, including those related to bad debts, inventory obsolescence, intangible assets, payroll tax obligations, and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of certain assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions.

      We have identified below the accounting policies, revenue recognition and software costs, related to what we believe are most critical to our business operations and are discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operations where such policies affect our reported and expected financial results.

Revenue recognition

      With respect to the sale of software license fees, the Company recognizes revenue in accordance with Statement of Position 97-2, Software Revenue Recognition (SOP 97-2), as amended, and generally recognizes revenue when all of the following criteria are met: (1) persuasive evidence of an arrangement exists generally evidenced by a signed, written purchase order from the customer, (2) delivery of the software product on Compact Disk (CD) or other means to the customer has occurred, (3) the perpetual license fee is fixed or determinable and (4) collectibility, which is assessed on a customer-by-customer basis, is probable.

      With respect to customer support services, upon the completion of one year from the date of sale, the Company offers customers an optional annual software maintenance and support agreement for subsequent one-year periods. Sales of purchased maintenance and support agreements are recorded as deferred revenues and recognized over the respective terms of the agreements.

      The Company derives its revenues from the licensing of its software product and optional customer support (maintenance) services. Presently, 100% of the revenues reported by the Company are derived from the licensing of the Company's Automatic Reminder. No revenues have been derived from the sale of optional customer support services. The Company's standard license agreement provides for a one-time fee for use of the Company's product in perpetuity for each computer or CPU in which the software will reside. The Company's software application is fully functional upon delivery and implementation and does not require any significant modification or alteration. The Company also offers customers an optional annual software maintenance and support agreement for the subsequent one-year periods. Such maintenance and support services are free for the first year the product is licensed. The software maintenance and support agreement provides free software updates, if any, and technical support the customer may need in deploying or changing the configuration of the software. Generally, the Company does not license its software in multiple element arrangements whereby the customer purchases a combination of software and maintenance. In a typical arrangement, software maintenance services are sold separately from the software product; are not considered essential to the functionality of the software and are purchased at the customer's option upon the completion of the first year licensed.

      The Company does not offer any special payment terms or significant discount pricing. Normal and customary payment terms require payment for the software license fees when the product is shipped. Payment for software maintenance is due prior to the commencement of the maintenance period. It is also the Company's policy not to provide customers the right to refund any portion of its license fees. The Company accepts Visa and MasterCard as well as company checks.

      Customers may license the Company's products through our telesales organization and through promotions or reseller agreements with independent third parties. A customer may return a product under very limited circumstances during the first thirty days for a replacement if the media is damaged or for a full refund if the software does not perform in accordance with written specifications. Accordingly, the Company records a provision for product returns and allowances against product revenue in the same period the revenue is recorded. The estimates are based on historical sales returns and other known data as well as market and economic conditions.

      Our current products are not sold through retail distribution channels. Current reseller agreements do not provide for a contractual right of return, future price concessions, minimum inventory commitments nor is payment contingent upon the reseller's future sales or our products. Revenues generated from products licensed through marketing channels where the right of return exists, explicitly or implicitly, is reduced by reserves for estimated product returns. Such reserves are estimates based on returns history and current economic and market trends.

Software Costs

      Software license costs are recorded at cost, which approximates fair market value as of the date of purchase. These costs represent the purchase of various exploitation rights to certain software, pre-developed codes and systems developed by a non-related third party. These costs are capitalized pursuant to Statement of Financial Accounting Standards ("SFAS") 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed". The Company has adopted SFAS No. 121. The carrying value of software license costs are regularly reviewed by the Company and a loss would be recognized if the value of the estimated un-discounted cash flow benefit related to the asset falls below the unamortized cost. The Company develops software for licensing to its customers and capitalizes software development costs when technological feasibility has been established. Software development costs not qualifying for capitalization are expensed and classified as research and development expenses in the statements of operations. Research and development expenses and the capitalization rate will fluctuate from period to period depending upon the number and status of software development projects that are in process and the related number of people assigned to those projects.

      Purchased software and capitalized software development costs are amortized using the greater of the revenue method or the straight-line method with useful lives ranging from three to five years. Amortization expense is classified in costs of revenue on the statements of operations. Our products operate on or with other third party software and operating systems. When determining the useful life of a product we consider factors such as the current state of the technology, operating systems on which our products run, competitive products and the potential use of our products by the end user. Technological advances in software operating systems and other software technologies on which our products rely may shorten the expected life cycle of our products. We make an assessment of the useful lives of our products at each balance sheet date. If that assessment determines that a shortened product life has occurred, we amortize the remaining unamortized balances over the new estimated useful life of the product and provide disclosure regarding a change in estimate in the notes to the financial statements pursuant to Accounting Principles Board Opinion No. 20 "Accounting Changes."

      The Company evaluates the estimated net realizable value of each software product at each balance sheet date. The estimate is based on historical and forecasted net revenue for each product. Net revenue is the product revenue reduced by the estimated costs of revenue and, if in development, the estimated cost to complete the development of the product. When the net book value exceeds the estimate of net realizable value, the Company records a write-down to net realizable value on each product affected. Management's ability to achieve its revenue forecast is subject to judgment, competitive pressures, market and economic conditions and management's ability to successfully license its products to its customers. A change in one or more of these factors may influence management's estimates. Accordingly, currently estimated net realizable values are subject to being reduced resulting in corresponding charges for impairment in the future.

      In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), which requires variable interest entities to be consolidated by the primary beneficiary of the entity if certain criteria are met. FIN 46 is effective for all new variable interest entities created after January 31, 2003. For variable interest entities created or acquired before February 1, 2003, the provisions of FIN 46 become effective for the Company on September 1, 2003. The Company does not expect that the adoption of FIN 46 will have a material impact on its financial position, results of operations or cash flows.

      In April, 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." Except as noted below, the Company is required to adopt this statement by the first quarter of the fiscal year, 2004. Certain provisions of this statement relating to SFAS No. 133 implementation issues that have been effective for prior fiscal quarters will continue to be applied in accordance with their respective effective dates. The Company does not expect that the adoption of SFAS No. 149 will have a material impact on its financial position, results of operations or cash flows.

      In May, 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for classification and measurement of certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 is effective for the Company on September 1, 2003. The Company does not expect that the adoption of SFAS No. 150 will have a material impact on the Company's financial position, results of operations or cash flows.

                                  OUR BUSINESS

Background

      Trey Resources, Inc. (the "Company"), was incorporated in Delaware on October 3, 2002 as a wholly owned subsidiary of iVoice Inc. It is engaged in the design, manufacture, and marketing of specialized telecommunication equipment. As of October 1, 2003, the Company employed two part time employees.

      The following description of our business is intended to provide an understanding of our product and the direction of our initial marketing strategy. As the Company is in its developmental stages, any focus described in the following pages may change and different initiatives may be pursued, at the discretion of Management.

Products

      Reminder- The Reminder is a Microsoft(R) Windows(R) based software application that automatically initiates a telephone call to a client or patient to verify a set appointment or reservation time. The information necessary to place the call is retrieved from an electronic database of information that includes the necessary information to place the call such as the client's or patient's name, phone number and previously set appointment time and a pre-recorded message or instruction that is played back to the call recipient. Using a graphical user interface, Reminder can be easily configured to call a user's clients or patients one time or multiple times, on different phones, in different languages, and at different times. Reminder also provides statistics on calls placed such as calls attempted, calls completed, intercepted, retried, and busy/no answer calls with its innovative call reporting feature. Through a series of steps that includes pre-recorded prompts, the Reminder asks call recipients to confirm his or her appointment or to cancel and request rescheduling of their appointment by pressing a key on their telephone keypad.

      The Automatic Reminder source code was developed by and purchased from an unrelated third party. After the original purchase of the software codes, iVoice technical personnel made modifications to the software and product documentation to make it more user friendly. The Reminder uses a standard modem, available in most Personal Computers, to automatically place telephone calls to the client or patient. The application has traditionally been sold as a software solution directly to end-users.

      The potential market for the Reminder includes any business or professional organization that sets appointments or reservations and desires verification of those appointments or reservations in order to provide the business or professional organization ample time to make necessary scheduling changes due to "no-shows" or re-scheduling. The ability of an organization to make more efficient use of its appointment schedule can provide that organization with an increased number of kept appointments and in turn produce increased revenues for a business or professional organization. The Reminder can significantly reduce or eliminate the need for office personnel to place time consuming telephone calls at expensive cost per call rates to customers, clients or patients in order to confirm, pre-set appointments or meetings or to provide call recipients with an important message or information.

Distribution

      As a product line of iVoice, Inc., the Reminder has produced minimal sales revenues for the past three fiscal years. In the past, iVoice devoted limited resources to the marketing of the Reminder. The Company's future revenues depend on its ability to develop a customer base through the establishment of a reseller channel using various marketing and sales promotions.

      The Company intends to market its Reminder and Call Initiating software directly to professionals such as physicians, dentists, accountants, attorneys, salons, restaurants, or any other appointment setting businesses, organizations or associations. We also intend to pursue new markets such as municipalities or government organizations, polling organizations, and any other businesses or organizations that desires to automate telephone call order taking, information providing or telemarketing processes through the use of software that automatically initiates the telephone call; provides statistical reporting of the calls made such as successful and unsuccessful connections made; and records responses received from the call recipient. We intend to market our software products through mediums such as business and trade publications, on-line advertising, broadcast faxing, radio spots and telemarketing.

Competition

      The Company competes generally with a number of other manufacturers of supplemental telecommunications software, telecommunications integrators, as well as application service providers (ASPs), which provide appointment-scheduling services to other businesses and organizations either through internet servers or telecommunication servers. System design and engineering, application technical features and simplicity of user implementation and administration are the principal characteristics of the Reminder that differentiates it from competing products.

      No assurance can be given that our competitors will not develop new technologies or enhancements to their existing products or introduce new products that will offer superior price or performance features. We expect our competitors to offer new and existing products at prices necessary to gain or retain market share. Certain of our competitors have substantial financial resources, which may enable them to withstand sustained price competition or a market downturn better than us. There can be no assurance that we will be able to compete successfully in the pricing of our products, or otherwise, in the future.

      As is customary in the telecommunications industry, the Company produces its products from readily available components purchased from a variety of manufacturers. Printed circuit boards and housings are contracted for manufacture according to Company specifications from among many available suppliers. The business of the Company is not seasonal. The Company maintains no special arrangements relating to working capital items, and as far as it is aware this is standard in the industry. The Company is not subject to environmental protection regulations during the foreseeable future. The Company has spent nothing on research and development in the last three fiscal years. None of the Company's present business is subject to renegotiation of profits or termination of contracts or subcontracts at the election of the government.

Product Development

      In order to remain competitive, we will have an ongoing need to develop new features and enhancements to our product. The introduction of new features and enhancements will be critical for us to expand the potential market for our products outside of a traditional appointment setting businesses or professional organization. We will also strive to meet the following standards in product development:

o Ease of Use. Our products are designed to function without extensive and continual user involvement. The aim is to simplify, not complicate, the user's work environment.
o Schedules for the development of technology products are inherently difficult to predict, and there can be no assurance that we will achieve targeted initial customer shipment dates for any of our products, or at all.
o We plan to capitalize on our existing computerized telephony technology and our expertise in research, development and marketing to expand our business into products that address the growing market for automated call processing.
o Our internal development work will be a key component of bringing new product lines to market. In addition, we may pursue a partnering strategy to develop new products.

Business Development

Business development objectives at Trey will be to focus on three primary functions as listed below:

1. Negotiate and secure strategic alliances related to our Automatic Reminder products;
2. Negotiate, secure and manage Original Equipment Manufacturer (OEM) and reseller accounts; and
3.    Provide leads for a sales staff which will need to be hired.

      Strategic Alliances

      Trey's business development efforts will seek to engage and secure strategic alliances with related telecommunications businesses and professional organizations in order to develop co-marketing programs that will expand market share for our products and develop brand recognition. By entering into strategic alliances with companies that offer telecommunications devices or services to businesses or professional organizations whereby appointment setting and scheduling are of vital importance, we will seek to obtain access to an installed customer base as well as new sales opportunities of our products. Trey has not entered into any strategic alliances, nor is it currently negotiating any such strategic alliances.

      Manage OEM and Reseller Accounts


      While we have traditionally sold our product primarily on a direct basis, we will seek to obtain new OEM and reseller relationships that will serve as an extension of our sales team which has yet to be hired. Ideally, an OEM agreement, which provides distribution of our software product along with the manufacturers own telecommunication equipment, could produce the most widespread distribution and acceptance of our product at minimal distribution costs. Many of the OEMs have extensive and established reseller channels that could provide an avenue of distribution for our software. To effectively manage these accounts, we will need to provide these resellers with product literature, pricing, and sales leads as well as technical training and support. Trey does not currently have any OEM and/or reseller accounts, nor is it currently negotiating agreements with any such accounts.


      Sales Leads

      Through alliances and marketing relationships, we will constantly be looking for ways to increase the number of leads that can be cultivated by a Trey sales team which will be hired. By working with the sales teams of the third parties we believe that we can increase the number of sales staff that sell Trey products, and provide qualified customer leads for the future insides sales staff at Trey.

Sales and Marketing

      Trey has traditionally marketed and licensed its products by employing a direct selling model. Trey sales and marketing efforts will concentrate on value added resellers to attempt to maximize revenues.

      To be successful, we will need to seek out new market opportunities and vertical industries to reach desired revenue levels. With minimal adaptation, some of the possibilities that our software could be used for include the following:

o     Provide municipalities an emergency notification message to residents.
o     Make informal polls about a particular subject matter or election.
o Provide notification to a business' customers of a pending shipment or back-order.
o     Combined with email functions to be used as a marketing tool.

      Developing market possibilities will be crucial to our success. However, we cannot provide any assurance that we will be able to effectively market and sell our products for these uses or that they will be accepted by our perceived market.

Intellectual Property Rights

      We regard some features of our Automatic Reminder and Call Initiating software and documentation to be proprietary intellectual property. We have been and will be dependent in part on our ability to protect our proprietary technology. We will seek to use copyright, trademarks, trade secret laws, confidentiality agreements and other measures if necessary to establish and protect our rights in our proprietary technology. We have not filed any provisional patent applications with respect to some of our application and intellectual property rights. We are currently reviewing our technologies and processes with our patent attorneys to determine if it is possible to obtain any patents or statutory copyrights on any of our proprietary technology which we believe to be material to our future success. If we were to file for any patent or copyright protection, we cannot be certain that others will not develop substantially equivalent or superseding proprietary technology before any patent or copyright protection is awarded to us. Any provisional patent application requires that we file one or more non-provisional patent applications within 12 months from the date of filing to specify the claims asserted for patent protection. Furthermore, there can be no assurance that any confidentiality agreements between our employees and us will provide meaningful protection of our proprietary information in the event of any unauthorized use or disclosure of such proprietary information.

      There can be no assurance that we will not become the subject of claims of infringement with respect to intellectual property rights associated with our products. In addition, we may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Any such claims could be time consuming and could result in costly litigation or lead us to enter into royalty or licensing agreements rather than disputing the merits of such claims.

Employees

      As of December 31, 2002, we did not have any employees. Since then we have entered into employment agreements with our President and Chief Financial Officer (Mr. Meller) and our Chairman of the Board who also serves as Chief Executive Officer and Chairman of the Board of iVoice, Inc. (Mr. Mahoney). Mr. Mahoney and Mr. Meller will only provide services to Trey on a part-time basis. Many services that would be provided by employees will be provided to Trey by iVoice under an Administrative Services Agreement. Our future success depends in significant part upon obtaining and retaining highly qualified, key technical and senior management personnel.

      Competition for such personnel is intense, and there can be no assurance that we can retain our future key technical and managerial employees or that we can assimilate or retain other highly qualified technical and managerial personnel in the future.

Government Regulation

      We are subject to licensing and regulation by a number of authorities in the state and municipality in which we conduct operations. These may include health, safety, and fire regulations. Our operations are also subject to federal and state minimum wage laws governing such matters as working conditions and overtime.

      We are not subject to any necessary government approval or license requirement in order to market, distribute or sell our principal or related products other than ordinary federal, state, and local laws that govern the conduct of business in general.

      On December 18, 2002, the U.S. Federal Trade Commission (FTC) announced a decision to create the national "do not call" registry. Once implemented, consumers will be able to sign up for the national "do not call" registry. Soon after, the FTC will begin to enforce the registry, and consumers who have signed up will be able to file a complaint with the FTC online or by calling a toll-free number. A telemarketer who calls a number on the registry could be fined up to $11,000 for each call. When this law takes effect in October of 2003, it may affect our ability to market our application as a marketing tool. The negative economic effect to our business may be significant.

Legal Proceedings

      Trey is not party to any material legal proceedings, nor to the knowledge of Trey, is any such proceeding threatened against it.

Properties

      We do not own any real property. We currently co-occupy the same space as iVoice and have entered into a separate sublease agreement with iVoice to use the office space located at 750 Highway 34, Matawan, New Jersey. The lease is renewed on a month to month basis.

                                TREY'S MANAGEMENT

      Trey initially intends to have a board of directors that will consist of two directors. Listed below is certain information concerning individuals who are expected to serve as directors and Executive Officers of Trey following the Distribution. Mr. Mahoney is currently a director of iVoice and we anticipate that Mr. Mahoney will remain a director of both iVoice and Trey following the Distribution.

                                                                                   DIRECTOR          TERM
       NAME                  AGE                  POSITION WITH                     SINCE          EXPIRES
       ----                  ---               Trey Resources, Inc.                 -----          -------
Jerome R. Mahoney            42        Non-Executive Chairman of the Board           2002            2007

Mark Meller                  44        President and Chief Financial Officer         2003            2008

Jerome R. Mahoney. Mr. Mahoney is Trey's Chairman of the Board. He has been a director of iVoice since May 21, 1999. Mr. Mahoney started at Executone Information Systems, a telephone systems manufacturer, and was Director of National Accounts from 1988 to 1989. In 1989, Mr. Mahoney founded Voice Express, Inc., a New York company that sold voicemail systems and telephone system service contracts and installed these systems. Mr. Mahoney sold Voice Express Systems in 1993. From 1993 to 1997, Mr. Mahoney was President of IVS Corp., and on December 17, 1997, he established International Voice Technologies, with which we merged on May 21, 1999. Mr. Mahoney received a B.A. in finance and marketing from Fairleigh Dickinson University, Rutherford, N.J. in 1983.

Mark Meller. Mr. Meller has been Trey's President and Chief Financial Officer and a director since September 2003. Since 1988, Mr. Meller has been Chief Executive Officer of Bristol Townsend & Co., Inc., a New Jersey based consulting firm providing merger and acquisition advisory services to middle market companies. Mr. Meller is also a registered principal of Bristol Investment Group, Inc., a New York based NASD member broker dealer. From 1986 to 1988, Mr. Meller was Vice President of Corporate Finance and General Counsel of Crown Capital Group, Inc, a New Jersey based consulting firm providing advisory services for middle market leveraged buy-outs (LBO's). Prior to 1986, Mr. Meller was a financial consultant and practiced law in New York City. He is a member of the New York State Bar.

Compensation of Executive Officers

      No officers or directors of Trey received any compensation for services to Trey during any of the last three fiscal years.

Employment Agreements

      On January 1, 2003, Trey entered into a five-year employment agreement with Mr. Mahoney. Mr. Mahoney will serve as Trey's Non-Executive Chairman of the Board for a term of five years. As consideration, Trey agreed to pay Mr. Mahoney the sum of $180,000 the first year with a 10% increase every year thereafter. The employment agreement with Mr. Mahoney provides for a severance payment to him of three hundred percent (300%), less $100, of his gross income for services rendered to Trey in each of the five prior calendar years (or shorter period during which Mr. Mahoney shall have been employed by Trey) should his employment be terminated following a change in control, as defined in the employment agreement. Mr. Mahoney shall also be paid the sum of $350,000 upon the completion of the distribution of the Trey shares.

      On September 15, 2003, Trey entered into an employment agreement with Mr. Meller. Mr. Meller will serve as Trey's President and Chief Financial Officer for a term of five years. As consideration, Trey agreed to pay Mr. Meller the sum of $180,000 the first year with a 10% increase every year thereafter. The employment agreement with Mr. Meller provides for a severance payment to him of three hundred percent (300%), less $100, of his gross income for services rendered to Trey in each of the five prior calendar years (or shorter period during which Mr. Meller shall have been employed by Trey) should his employment be terminated following a change in control, as defined in the employment agreement. Mr. Meller shall also be paid the sum of $350,000 upon the completion of the distribution of the Trey Shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


      In March 2003, Trey issued an aggregate of $40,000 in convertible debentures to the May Davis Group, which acted as an agent on behalf of a group of unaffiliated third party individual investors consisting of Elma S. Foin, Darryl A. Moy, Henry Tyler and Steven R. LeMott. These debentures are convertible into shares of Class A Common Stock at a price equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price of the Class A Common Stock as of the closing date of the distribution or (b) an amount equal to eighty percent (80%) of the average closing bid price of the Class A Common Stock for the four trading days immediately preceding the conversion date. These convertible debentures accrue interest at a rate of 5% per year and are convertible at the holder's option. These convertible debentures have a term of two years with all accrued interest due and payable at the end of the term. At our option, these debentures may be paid in cash or redeemed at a 20% premium prior to April 2004.


      In January 2003, Trey entered into an Equity Line of Credit Agreement. Under this agreement, Trey may issue and sell to Cornell Capital Partners Class A Common Stock for a total purchase price of up to $10.0 million. Subject to certain conditions, Trey will be entitled to commence drawing down on the Equity Line of Credit when the Class A Common Stock under the Equity Line of Credit is registered with the Securities and Exchange Commission and will continue for two years thereafter. The purchase price for the shares will be equal to 91% of the market price, which is defined as the lowest closing bid price of the Class A Common Stock during the five trading days following the notice date. A cash fee equal to six percent (6%) of the cash proceeds of the draw down is also payable at the time of funding. To date, Trey has not drawn down on the Equity Line of Credit. Other than the Equity Line of Credit, no other financing agreement is currently available to Trey. The Equity Line of Credit Agreement does not involve affiliated persons, natural, or corporate.

      In September 2003, Trey issued $100,000 in convertible debentures to Cornell Capital Partners, LP. These debentures are convertible into shares of Class A Common Stock at a price equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price of the Class A Common Stock as of the closing date of the distribution or (b) an amount equal to eighty percent (80%) of the average closing bid price of the Class A Common Stock for the four trading days immediately preceding the conversion date. These convertible debentures accrue interest at a rate of 5% per year and are convertible at the holder's option. These convertible debentures have a term of two years with all accrued interest due and payable and the end of the term. At our option, these debentures may be paid in cash or redeemed at a 20% premium prior to April 2004.


      In connection with the assignment of assets and liabilities from iVoice to Trey, iVoice will assign to Trey immediately prior to the date of this Prospectus $250,000 of outstanding indebtedness from iVoice to Jerry Mahoney. The debt will be subject to a promissory note having substantially the same terms as the note from iVoice to Mr. Mahoney. Trey has issued a promissory note in the amount of $250,000 payable to Mr. Mahoney at the rate of 9.5% per annum on the unpaid balance until paid or until default. Interest payments are due and payable annually. Mr. Mahoney may, at his sole discretion, convert the $250,000 note into Class B Common Stock of Trey at the rate of one dollar per share. The Class B Common Stock is convertible at any time into Class A Common Stock at a rate equal to 50% of the lowest price that Trey issues shares of Class A Common Stock subsequent to the date of the note.


      Mr. Mahoney will forego receipt of Trey's Class A Common Stock that he otherwise would have been eligible to receive from the dividend by virtue of his ownership of iVoice's Class B Common Stock.

      In January and September 2003, Trey entered into two separate employment agreements with Mr. Mahoney its Chairman of the Board and Mr. Meller its President. The agreements call for annual compensation of $180,000 per annum, and the usual and customary perquisites and benefits valued at approximately $25,000. The agreements also provide for a bonus of $350,000 per employment agreement to be paid upon successful completion of the Distribution. Trey believes that the compensation provided to each of Mr. Mahoney and Mr. Meller are commensurate with compensation levels paid by other companies to management having equivalent experiences and capabilities.


      In February, 2003, Trey entered into an administrative services agreement with iVoice. Pursuant to that agreement, iVoice will provide Trey with physical premises, clerical and support staff, and administrative services, as defined, for a period of approximately two years. For these services Trey will pay iVoice $95,000 during the initial year of the term, $95,000 during the second year of the term, and $95,000 during the third year of the term, if extended. Trey believes that the annual fee it will pay iVoice for these services is smaller than what it would incur if Trey had to outsource these services.

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth, as of September 30, 2003, information with respect to the beneficial ownership of our common stock by (i) persons known by us to beneficially own more than five percent of the outstanding shares, (ii) the director, (iii) each executive officer and (iv) all directors and executive officers as a group.

-------------------------------------------------------------------------------------------------------------------
                                                      Common Stock                      Common Stock
                                                      Beneficially                      Beneficially
                                                      Owned Before      Percentage      Owned After      Percentage
         Name                 Title of Class          Distribution       Ownership      Distribution      Ownership
         ----                 --------------          ------------       ---------      ------------      ---------
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
Jerome R. Mahoney        Class A Common Stock               0(1)           0%(1)              0(1)          0%(1)
-------------------------------------------------------------------------------------------------------------------
                         Class B Common Stock         250,000(2)         100%(2)        250,000(2)        100%(2)
-------------------------------------------------------------------------------------------------------------------
                         Class C Common Stock                  0              0%                 0             0%
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
Mark Meller              Class A Common Stock                  0              0%                 0             0%
-------------------------------------------------------------------------------------------------------------------
                         Class B Common Stock                  0              0%                 0             0%
-------------------------------------------------------------------------------------------------------------------
                         Class C Common Stock                  0              0%                 0             0%
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
iVoice, Inc.             Class A Common Stock                100            100%                 0             0%
-------------------------------------------------------------------------------------------------------------------
                         Class B Common Stock                  0              0%                 0             0%
-------------------------------------------------------------------------------------------------------------------
                         Class C Common Stock                  0              0%                 0             0%
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
All directors and        Class A Common Stock               0(1)           0%(1)              0(1)          0%(1)
executive officers as
a group (2 persons)
-------------------------------------------------------------------------------------------------------------------
                         Class B Common Stock         250,000(2)         100%(2)        250,000(2)          0%(2)
-------------------------------------------------------------------------------------------------------------------
                         Class C Common Stock                  0              0%                 0             0%
-------------------------------------------------------------------------------------------------------------------

----------
(1) Does not give effect to the right of Mr. Mahoney pursuant to the Promissory Note executed by Mr. Mahoney and Trey in the amount of $250,000 to convert $250,000 of indebtedness into 250,000 shares of Class B Common Stock which is convertible into an indeterminate number of shares of Class A Common Stock.

(2), Mr. Mahoney may at his option convert the $250,000 Promissory Note held by him into Class B Common Stock of Trey at a rate of one dollar per share. The Class B Common Stock is convertible at any time into Class A Common Stock at a rate equal to 50% of the lowest price that Trey issues shares of Class A Common Stock subsequent to the date of the note. Thus by virtue of Mr. Mahoney's right to convert $250,000 of indebtedness into 250,000 shares of Class B Common Stock, Mr. Mahoney is deemed to beneficially own such shares for the purpose of computing the percentage of ownership by him, but such shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Description of Securities

      Pursuant to Trey's certificate of incorporation, as amended, we are authorized to issue 10,000,000,000 shares of Class A Common Stock, par value $0.00001 per share, 50,000,000 shares of Class B Common Stock, par value $0.00001 per share, 20,000,000 shares of Class C Common Stock, par value $0.00001 per share, and 1,000,000 shares of Preferred Stock, par value of $1.00 per share. Below is a description of Trey's outstanding securities, including Class A Common Stock, Class B Common Stock, Class C Common Stock, and Preferred Stock.

Class A Common Stock


      Each holder of our Class A Common Stock is entitled to one vote for each share held of record. Holders of our Class A Common Stock have no preemptive, subscription, conversion, or redemption rights. Upon liquidation, dissolution or winding-up, the holders of Class A Common Stock are entitled to receive our net assets pro rata. Each holder of Class A Common Stock is entitled to receive ratably any dividends declared by our board of directors out of funds legally available for the payment of dividends. We have not paid any dividends on our Common Stock and do not contemplate doing so in the foreseeable future. We anticipate that any earnings generated from operations will be used to finance our growth. As of September 30, 2003, there is one record holder of Class A Common Stock and Trey had 100 shares of Class A Common Stock outstanding. There will be 3,000,000 outstanding Trey Shares immediately following the 30,000-for-one split to be effectuated prior to the Distribution.


Class B Common Stock

      Each holder of Class B Common Stock has voting rights equal to 100 shares of Class A Common Stock. Holders of Class B Common Stock are entitled to receive dividends in the same proportion as the Class B Common Stock conversion and voting rights have to Class A Common Stock. There are 50,000,000 shares authorized and 0 shares issued and outstanding as of September 30, 2003. A holder of Class B Common Stock has the right to convert each share of Class B Common Stock into the number of shares of Class A Common Stock determined by dividing the number of Class B Common Stock being converted by a 50% discount of the lowest price that Trey had ever issued its Class A Common Stock. Upon our liquidation, dissolution, or winding-up, holders of Class B Common Stock will be entitled to receive distributions.

Class C Common Stock

      Each holder of our Class C Common Stock is entitled to 1,000 votes for each one share held of record. Holders of our Class C Common Stock have no preemptive, subscription, conversion, or redemption rights. Shares of Class C Common Stock are not convertible into Class A Common Stock. There are 20,000,000 shares authorized and 0 shares issued and outstanding as of September 30, 2003. Upon liquidation, dissolution or winding-up, the holders of Class C Common Stock are not entitled to receive our net assets pro rata. We have not paid any dividends on our common stock and do not contemplate doing so in the foreseeable future. We anticipate that any earnings generated from operations will be used to finance our growth.

Preferred Stock

      Trey filed an amendment to their certificate of incorporation, authorizing the issuance of 1,000,000 shares of Preferred Stock, par value $1.00 per share. As of October 13, 2003, Trey has not issued any shares of Preferred Stock.

      Our board of directors is authorized (by resolution and by filing an amendment to our certificate of incorporation and subject to limitations prescribed by the General Corporation Law of the State of Delaware) to issue, from to time, shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and other rights of the shares of each such series and to fix the qualifications, limitations and restrictions thereon, including, but without limiting the generality of the foregoing, the following:

o the number of shares constituting that series and the distinctive designation of that series;
o the dividend rate on the shares of that series, whether dividends are cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;
o whether that series has voting rights, in addition to voting rights provided by law, and, if so, the terms of those voting rights;
o whether that series has conversion privileges, and, if so, the terms and conditions of conversion, including provisions for adjusting the conversion rate in such events as our board of directors determines;
o whether or not the shares of that series are redeemable, and, if so, the terms and conditions of redemption, including the dates upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;
o whether that series has a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of that sinking fund;
o the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of Trey, and the relative rights of priority, if any, of payment of shares of that series; and
o any other relative powers, preferences and rights of that series, and qualifications, limitations or restrictions on that series.

      If we liquidate, dissolve or wind up our affairs, whether voluntarily or involuntarily, the holders of Preferred Stock of each series will be entitled to receive only that amount or those amounts as are fixed by the certificate of designations or by resolution of the board of directors providing for the issuance of that series.

Transfer Agent

      iVoice and Trey's transfer agent is Fidelity Transfer Company. The address is 1800 South West Temple, Suite 301, Salt Lake City, Utah 84115. The telephone number is (801) 484-7222.

Limitation of Liability: Indemnification

      Our Certificate of Incorporation and by-laws include an indemnification provision under which we have agreed to indemnify directors of Trey to the fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director of Trey.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Trey pursuant to the foregoing, or otherwise, Trey has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                                THE DISTRIBUTION

INTRODUCTION

      In September 2003, iVoice's board of directors declared a pro rata distribution payable to the holders of record of outstanding iVoice common stock at the close of business on October 13, 2003 (the Record Date). The Distribution consists of one share of Trey Class A Common Stock (the shares of Trey Class A Common Stock are collectively referred to as the Trey Shares), for every 1,533 shares of iVoice common stock outstanding on the Record Date. We currently anticipate that the Distribution will be effected near the effective date of the registration statement. The Record Date and Distribution Date may change based on the timing of the effectiveness with the Securities and Exchange Commission of the registration statement of which this information statement is a part.

      Trey is currently a wholly owned subsidiary of iVoice. As a result of the Distribution, 100% of the outstanding Trey Shares will be distributed to iVoice stockholders. Immediately following the Distribution, iVoice and its subsidiaries will not own any Trey Shares and Trey will be an independent public company. The Trey Shares will be distributed by book entry. Instead of stock certificates, each iVoice stockholder that is a record holder of iVoice shares will receive a statement of such stockholder's book entry account for the Trey Shares distributed to such stockholder. Account statements reflecting ownership of the Trey Shares will be mailed shortly after the Distribution Date. Trey Shares should be credited to accounts with stockbrokers, banks or nominees of iVoice stockholders that are not record holders after the effective date of the distribution.

      Trey was incorporated in October 3, 2002. Trey's principal executive offices are located at 750 Highway 34, Matawan, New Jersey 07747, and its telephone number is (732) 441-7700. Trey will own and operate the Automatic Reminder software business of iVoice.

      Following the distribution, iVoice's operating assets will consist of its core speech recognition and computerized telephony technology, which include its Automatic Speech Recognition (ASR) engine, Voicemail, Unified Messaging, DOS based voice-mail and Interactive Voice Response (IVR) software source codes and related business development operations.

REASONS FOR THE DISTRIBUTION

      The board of directors and management of iVoice believe that the Distribution is in the best interests of iVoice, Trey and iVoice stockholders. iVoice believes that the Distribution will enhance value for iVoice stockholders and give Trey the financial and operational flexibility to take advantage of potential growth opportunities in the Automatic Reminder software business.

      iVoice's board of directors and management believe that the Distribution will enhance the ability of each of Trey and iVoice to focus on strategic initiatives and new business opportunities, improve cost structures and operating efficiencies and design equity-based compensation programs targeted to its own performance. In addition, iVoice's board of directors expects that the transition to an independent company will heighten Trey management's focus by allowing management to focus solely on Trey's operations, provide Trey with greater access to capital by allowing the financial community to focus solely on Trey, and allow the investment community to measure Trey's performance relative to its peers.

      The Automatic Reminder software business also has some important traits that make this business distinct from iVoice's other operations with respect to markets, products, capital needs and plans for growth. The Distribution will give Trey direct access to the capital markets as a stand alone company.

      As part of iVoice, the Automatic Reminder software business competed with iVoice's other core business groups for capital to finance expansion and growth opportunities. As a separate entity, Trey will be free of iVoice's capital structure restrictions and should be in a better position to fund the implementation of its business strategy. The Distribution will also enable Trey to provide its management and employees incentive compensation in the form of equity ownership in Trey, enhancing Trey's ability to attract, retain and motivate key employees.

MANNER OF EFFECTING THE DISTRIBUTION

      The Distribution will be made on the basis of one Trey Share for every 1,533 shares of iVoice common stock outstanding on the Record Date. The actual total number of Trey Shares to be distributed will depend on the number of iVoice shares outstanding on the Record Date. Based upon the number of iVoice shares anticipated to be outstanding on the Record Date (assuming options and convertible securities are exercised or converted), an aggregate of approximately 3,000,000 Trey Shares will be distributed to iVoice stockholders. The Trey Shares to be distributed will constitute 100% of the outstanding Trey Shares. Immediately following the Distribution, iVoice will not own any Trey Shares and Trey will be an independent public company.

      The Trey Shares will be fully paid and non-assessable and the holders thereof will not be entitled to preemptive rights. See Description of Securities beginning on page 36.

      iVoice will use a book entry system to distribute the Trey Shares in the Distribution. Following the Distribution, each record holder of iVoice stock on the Record Date will receive from the Distribution Agent a statement of the Trey Shares credited to the stockholder's account. If you are not a record holder of iVoice stock because your shares are held on your behalf by your stockbroker or other nominee, your Trey shares should be credited to your account with your stockbroker or nominee after the effective date of the registration statement. After the Distribution, stockholders may request stock certificates from Trey's transfer agent instead of participating in the book entry system.

      No fractional Trey Shares will be issued. If you own a fractional share of iVoice common stock as of the Record Date or own a number of iVoice shares that is not a multiple of 1,533, you will receive the next higher whole number of Trey Shares in the Distribution, unless you own less than 1,533 shares, in which case you will not receive any Trey Shares.


      No iVoice stockholder will be required to pay any cash or other consideration for the Trey Shares received in the Distribution, or to surrender or exchange iVoice shares in order to receive Trey Shares. The Distribution will not affect the number of, or the rights attaching to, outstanding iVoice shares. No vote of iVoice stockholders is required or sought in connection with the Distribution, and iVoice stockholders will have no appraisal rights in connection with the Distribution.

      In order to receive Trey Shares in the Distribution, iVoice stockholders must be stockholders at the close of business on the Record Date.

RESULTS OF THE DISTRIBUTION


      After the Distribution, Trey will be a separate public company operating the Automatic Reminder software business. Immediately after the Distribution, Trey expects to have approximately 559 holders of record of Trey Shares, and approximately 3,000,000 Trey Shares outstanding, based on the number of stockholders of record and outstanding iVoice shares (and assuming the conversion of all outstanding iVoice convertible debentures, which obligate iVoice to make available approximately 31 million shares of iVoice stock to those holders of the convertible debentures in the event of default, are converted) anticipated on September 30, 2003 and the distribution ratio of one
(1) Trey Share for every 1,533 iVoice shares. The actual number of Trey Shares to be distributed will be determined as of the Record Date. The Distribution will not affect the number of outstanding iVoice shares or any rights of iVoice stockholders.


LISTING AND TRADING OF THE TREY SHARES

      Neither Trey nor iVoice makes recommendations on the purchase, retention or sale of shares of iVoice common stock or Trey Shares. You should consult with your own financial advisors, such as your stockbroker, bank or tax advisor.

      If you do decide to purchase or sell any iVoice or Trey shares, you should make sure your stockbroker, bank or other nominee understands whether you want to purchase or sell iVoice common stock or Trey Shares, or both. The following information may be helpful in discussions with your stockbroker, bank or other nominee.

      There is not currently a public market for the Trey Shares, although a when-issued market may develop prior to completion of the Distribution. When-issued trading refers to a transaction made conditionally because the security has been authorized but is not yet issued or available. Even though when-issued trading may develop, none of these trades would settle prior to the effective date of the Distribution, and if the Distribution does not occur, all when-issued trading will be null and void. On the first trading day following the date of the Distribution, when-issued trading in respect of Trey Shares will end and regular-way trading will begin. Regular-way trading refers to trading after a security has been issued and typically involves a transaction that settles on the third full business day following the date of a transaction. We anticipate that the Trey Shares will trade on the Over The Counter Bulletin Board under the proposed symbol TREY.

      The Trey Shares distributed to iVoice stockholders will be freely transferable, except for (1) Trey Shares received by persons who may be deemed to be affiliates of Trey under the Securities Act of 1933, as amended (the Securities Act), and (2) Trey Shares received by persons who hold restricted shares of iVoice common stock. Persons who may be deemed to be affiliates of Trey after the Distribution generally include individuals or entities that control, are controlled by, or are under common control with Trey and may include certain directors, officers and significant stockholders of Trey. Persons who are affiliates of Trey will be permitted to sell their Trey Shares only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemptions afforded by Section 4(1) of the Securities Act and the provisions of Rule 144 thereunder.

      There can be no assurance as to whether the Trey Shares will be actively traded or as to the prices at which the Trey Shares will trade. Some of the iVoice stockholders who receive Trey Shares may decide that they do not want shares in a company consisting of the Automatic Reminder business, and may sell their Trey Shares following the Distribution. This may delay the development of an orderly trading market in the Trey Shares for a period of time following the Distribution. Until the Trey Shares are fully distributed and an orderly market develops, the prices at which the Trey Shares trade may fluctuate significantly and may be lower than the price that would be expected for a fully distributed issue. Prices for Trey Shares will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the shares, Trey's results of operations, what investors think of Trey and the Automatic Reminder industry, the amount of dividends that Trey pays, changes in economic conditions in the Automatic Reminder industry and general economic and market conditions.

      Following the Distribution, iVoice expects that its common stock will continue to be listed and traded on the Over The Counter Bulletin Board under the symbol IVOC. As a result of the Distribution, the trading price of iVoice common stock immediately following the Distribution may be lower than the trading price of iVoice common stock immediately prior to the Distribution. Following the distribution, iVoice's operating assets will consist of its core speech recognition and computerized telephony technology, which include its Automatic Speech Recognition (ASR) engine, Voicemail, Unified Messaging, DOS based voice-mail and Interactive Voice Response (IVR) software source codes and related business development operations. These retained businesses represented approximately 99% of iVoice's consolidated assets and 99% of iVoice's consolidated revenues as of and for the year ended December 31, 2002. Further, the combined trading prices of iVoice common stock and the Trey Shares after the Distribution may be less than the trading prices of iVoice common stock immediately prior to the Distribution.

      Even though iVoice is currently a publicly held company, there can be no assurance as to whether an active trading market for iVoice common stock will be maintained after the Distribution or as to the prices at which the iVoice common stock will trade. iVoice stockholders may sell their iVoice common stock following the Distribution. These and other factors may delay or hinder the return to an orderly trading market in the iVoice common stock following the Distribution. Whether an active trading market for iVoice common stock will be maintained after the Distribution and the prices for iVoice common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the shares, iVoice's results of operations, what investors think of iVoice and its industries, changes in economic conditions in its industries and general economic and market conditions.

      In addition, the stock market often experiences significant price fluctuations that are unrelated to the operating performance of the specific companies whose stock is traded. Market fluctuations could have a material adverse impact on the trading price of the Trey Shares and/or iVoice common stock.

               FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION

      The following discussion summarizes the material U.S. federal income tax consequences resulting from the Distribution. This discussion is based upon the U.S. federal income tax laws and regulations now in effect and as currently interpreted by courts or the Internal Revenue Service and does not take into account possible changes in such tax laws or such interpretations, any of which may be applied retroactively.

      The following summary is for general information only and may not be applicable to stockholders who received their shares of iVoice stock pursuant to an employee benefit plan or who are not citizens or residents of the United States or who are otherwise subject to special treatment under the Code. Each stockholder's individual circumstances may affect the tax consequences of the Distribution to such stockholder. In addition, no information is provided with respect to tax consequences under any applicable foreign, state or local laws. Consequently, each iVoice stockholder is advised to consult his own tax advisor as to the specific tax consequences of the Distribution and the affect of possible changes in tax laws.

General

      This Distribution does not qualify as a tax-free distribution under
Section 355 of the Code. The corporate-level tax would be based upon the excess of the fair market value of the Trey Shares on the Distribution Date, over iVoice's adjusted tax basis for such shares on such date. Each iVoice stockholder who receives Trey Shares in the Distribution would generally be treated as receiving a taxable distribution in an amount equal to the fair market value of such shares on the Distribution Date, taxed first as a dividend to the extent of such holder's pro rata share of iVoice's current and accumulated earnings and profits (as increased to reflect any iVoice gain on a taxable distribution as discussed above), and then as a nontaxable return of capital to the extent of such holder's tax basis in the shares of iVoice stock, with any remaining amount being taxed as capital gain (provided that the iVoice shares were held by the stockholder as a capital asset on the Distribution
Date). Stockholders which are corporations may be subject to additional special provisions dealing with taxable distributions, such as the dividends received deduction and the extraordinary dividend rules.

YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES OF THE DISTRIBUTION TO YOU, INCLUDING THE APPLICATION OF STATE, LOCAL AND FOREIGN TAX LAWS.

REASONS FOR FURNISHING THIS DOCUMENT

      This document is being furnished solely to provide information to iVoice stockholders who will receive Trey Shares in the Distribution. It is not, and is not to be construed as, an inducement or encouragement to buy or sell any securities of iVoice or Trey. Neither iVoice nor Trey will update the information contained in this document except in the normal course of their respective public disclosure practices. However, this document will be amended if there is any material change in the terms of the Distribution.

RELATIONSHIP BETWEEN IVOICE AND TREY FOLLOWING THE DISTRIBUTION

      For purposes of governing certain of the ongoing relationships between iVoice and Trey after the Distribution and to provide for an orderly transition to the status of two independent companies, iVoice and Trey have entered or will enter into the Administrative Services Agreement described in this section.

      On or before the Distribution Date, Trey will have entered into an administrative services agreement with iVoice. This agreement will state that iVoice will provide Trey services in such areas as information management and technology, sharing of office space, personnel and indirect overhead expenses, employee benefits administration, payroll, financial accounting and reporting, claims administration and reporting, and other areas where Trey may need transitional assistance and support. The administrative services agreement will state generally that iVoice will provide Trey substantially the same level of service and use substantially the same degree of care as iVoice's personnel provided and used in providing such services prior to the execution of the agreement. The agreement generally will extend for a two-year term, but may be terminated earlier under certain circumstances, including a default, and may be renewed for additional one-year terms. Trey will pay iVoice an annual fee of approximately $95,000. Trey believes that the terms and conditions of the administrative services agreement are as favorable to Trey as those available from unrelated parties for a comparable arrangement.

                       WHERE YOU CAN FIND MORE INFORMATION

      Trey has filed with the Securities and Exchange Commission the Registration Statement under the Exchange Act, with respect to the Trey Common Stock. This document does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, to which reference is hereby made. Statements made in this document as to the contents of any contract, agreement or other document referred to herein are not necessarily complete. The Registration Statement and the exhibits thereto filed by Trey with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such information can be obtained by mail from the Public Reference Branch of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's website is http://www.sec.gov. Trey is required to comply with the reporting requirements of the Exchange Act and to file with the

Commission reports, proxy statements and other information as required by the Exchange Act. Additionally, Trey is required to provide annual reports containing audited financial statements to its stockholders in connection with its annual meetings of stockholders. These reports, proxy statements and other information will be available to be inspected and copied at the public reference facilities of the Commission or obtained by mail or over the Internet from the Commission, as described above.

                              TREY INDUSTRIES, INC.

                              FINANCIAL STATEMENTS

Contents                                                                    Page
--------                                                                    ----

INDEPENDENT AUDITOR'S REPORT                                                F-2

AUDITED FINANCIAL STATEMENTS

         Balance Sheet                                                      F-3

         Statements of Operations                                           F-4

         Statements of Owner's Equity                                       F-5

         Statements of Cash Flows                                           F-6

NOTES TO AUDITED FINANCIAL STATEMENTS                                       F-7

UNAUDITED FINANCIAL STATEMENTS

         Balance Sheet                                                      F-17

         Statements of Operations                                           F-18

         Statements of Owner's Equity                                       F-19

         Statements of Cash Flows                                           F-20

NOTES TO UNAUDITED FINANCIAL STATEMENTS                                     F-21

SELECTED HISTORICAL AND PRO FORMA
         FINANCIAL INFORMATION                                              F-31

         Condensed Unaudited Pro Forma Balance Sheet                        F-32

         Unaudited Pro Forma Statement of Operations                        F-33

         Unaudited Pro Forma Statement of Operations                        F-34

NOTES TO CONDENSED UNAUDITED PRO FORMA
         FINANCIAL INFORMATION                                              F-35

                          INDEPENDENT AUDITOR'S REPORT

TO THE BOARD OF DIRECTORS AND STOCKHOLDER'S OF
TREY RESOURCES, INC.
Matawan, New Jersey

We have audited the accompanying balance sheet of the patient reminder software business of iVoice, Inc. (TREY RESOURCES, INC., a wholly owned subsidiary of iVoice, Inc.) as of December 31, 2002 and the related statements of operations, stockholder's deficiency and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the patient reminder software business of iVoice, Inc. (TREY RESOURCES, INC.) as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

These financial statements have been derived from the consolidated financial statements and accounting records of iVoice, Inc., and reflect significant assumptions and allocations. Moreover, as indicated in Note 1, the Company relies on iVoice, Inc. for administrative, management, research and other services. Accordingly, these financial statements do not necessarily reflect the financial position, results of operations, and cash flows of the Company had it been a stand-alone Company.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3, the Company had net losses and negative cash flows from operations for the years ended December 31, 2002 and 2001, and as of those dates had negative working capital, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                     MENDLOWITZ WEITSEN, LLP
East Brunswick, New Jersey
May 8, 2003

                              TREY RESOURCES, INC.
                                  BALANCE SHEET
                                December 31, 2002

                                     ASSETS

CURRENT ASSETS

      Total current assets                                                   --
                                                                      ---------

OTHER ASSETS

      Intangibles                                                        27,000
                                                                      ---------
         Total Other Assets                                              27,000
                                                                      ---------

      TOTAL ASSETS                                                    $  27,000
                                                                      =========

                         LIABILITIES AND OWNER'S EQUITY

CURRENT LIABILITIES
  Due to iVoice, Inc.                                                 $     314
                                                                      ---------

       Total current liabilities                                            314
                                                                      ---------

COMMITMENTS AND CONTINGENCIES

OWNER'S EQUITY
    Common stock, par value $.01; Authorized - 2,000 shares;
        Issued and outstanding - 100 shares                                   1
    Additional paid in capital                                               99
    Net investment - iVoice, Inc.                                       129,601
    Accumulated deficit                                                (103,015)
                                                                      ---------
    Total stockholders' equity                                           26,686
                                                                      ---------

      TOTAL LIABILITIES AND OWNER'S EQUITY                            $  27,000
                                                                      =========

                              TREY RESOURCES, INC.
                             STATEMENT OF OPERATIONS
                 For The Years Ended December 31, 2002 and 2001

                                                                   2002         2001
                                                                   ----         ----
SALES, net                                                       $  1,050     $  2,134

COST OF SALES                                                      18,000       18,353
                                                                 --------     --------

GROSS PROFIT                                                      (16,950)     (16,219)
                                                                 --------     --------

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES
       Selling expenses                                               211          830
       General & administrative                                     3,262       11,632
       Research & development                                         372        1,941
       Depreciation & amortization                                    213          717
                                                                 --------     --------
              Total Selling, General & Administrative expense       4,058       15,120
                                                                 --------     --------

LOSS FROM OPERATIONS                                              (21,008)     (31,339)
                                                                 --------     --------

OTHER INCOME\(EXPENSE)
       Other income                                                   294           --
       Interest expense                                              (715)      (3,358)
                                                                 --------     --------
              Total other (expense)                                  (421)      (3,358)
                                                                 --------     --------

LOSS BEFORE INCOME TAXES                                          (21,429)     (34,697)
                                                                 --------     --------

PROVISION FOR INCOME TAXES                                             --           --
                                                                 --------     --------

NET LOSS                                                         $(21,429)    $(34,697)
                                                                 ========     ========

PRO FORMA NET LOSS PER COMMON SHARE:

Basic                                                            $  (0.01)
                                                                 ========

Diluted                                                          $  (0.01)
                                                                 ========

                              TREY RESOURCES, INC.
                           STATEMENT OF OWNER'S EQUITY
                 For The Years Ended December 31, 2002 and 2001

                                                   Common       Common     Additional      Net                        Total
                                                   Stock        Stock       Paid in     Investment   Accumulated     Owner's
                                                   Shares       Amount      Capital    iVoice, Inc.    Deficit       Equity
                                                 ---------    ---------    ----------  ------------  -----------    ---------
Balance January 1, 2001                                 --    $      --    $      --    $ 110,810     $ (46,889)    $  63,930

Net transactions with iVoice, Inc.                      --           --           --       15,980            --        15,980

Net loss for the year ended December 31, 2001           --           --           --           --       (34,697)      (34,697)

Balance at January 1, 2002                              --    $      --    $      --    $ 126,799     $ (81,586)    $  45,213

Issuance of common stock for cash                      100            1           99           --            --           100

Net transactions with iVoice, Inc.                      --           --           --        2,802            --         2,802

Net loss for the year ended December 31, 2002           --           --           --           --       (21,429)      (21,429)
                                                 ---------    ---------    ---------    ---------     ---------     ---------

Balance at December 31, 2002                           100    $       1    $      99    $ 129,601     $(103,015)    $  26,686
                                                 =========    =========    =========    =========     =========     =========

                              TREY RESOURCES, INC.
                             STATEMENT OF CASH FLOWS
                 For The Years Ended December 31, 2002 and 2001

                                                                2002         2001
                                                                ----         ----
CASH FLOW FROM OPERATING ACTIVITIES
   Net loss                                                  $(21,429)    $(34,697)
   Adjustments to reconcile net loss to net
    cash (used in) provided by operating activities
   Depreciation and amortization                               18,213       18,717
   Changes in operating assets and liabilities                     --           --
                                                             --------     --------
   Net cash used in operating activities                       (3,216)     (15,980)
                                                             --------     --------

CASH FLOWS FROM INVESTING ACTIVITIES
   Net cash used in investing activities                           --           --
                                                             --------     --------

CASH FLOWS FROM FINANCING ACTIVITIES
   Issuance of common stock                                       100           --
   Due from related party                                         314           --
   Cash transfers to iVoice                                    (1,050)      (2,134)
Allocation of costs by iVoice                                   3,852       18,114
                                                             --------     --------
   Net cash provided by financing activities                    3,216       15,980
                                                             --------     --------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS               --           --

CASH - beginning                                                   --           --
                                                             --------     --------

CASH - end                                                   $     --     $     --
                                                             ========     ========

                           CASH PAID DURING THE YEAR FOR:
   Interest expense                                          $     --     $     --
                                                             ========     ========
   Income taxes                                              $     --     $     --
                                                             ========     ========

SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES

      For the Period Ended December 31, 2002

      a) On October 3, 2002, the Company issued an initial 100 shares of common stock to its parent company iVoice, Inc. for a value of $100.

NOTE 1 - BACKGROUND

On April 1, 2003, the Board of Directors of iVoice, Inc. ("iVoice") resolved to pursue the separation of its Patient Reminder ("Reminder")software business from its speech recognition and computerized telephony business into two publicly owned companies. iVoice will continue to focus on its own computerized telephony technology, which include its Automatic Speech Recognition (ASR) engine, Voicemail, Unified Messaging, and Interactive Voice Response (IVR) software source codes and related business development operations. Trey Resources, Inc. (the "Company") will continue to develop, market and license the Reminder line of computerized telephony software.

The spin-off transaction will be accomplished by the distribution of certain intellectual property, representing the software codes of the Reminder, and certain accrued liabilities and related party debt into a wholly-owned subsidiary of iVoice., Trey Resources, Inc. ("Trey", formerly known as iVoice Acquisition 1, Inc. and trey Industries, Inc.) and subsequently distributed on a pro-rata basis to iVoice shareholders in the form of a taxable dividend.

In conjunction with the spin-off, iVoice and Trey have entered into an Administrative Services Agreement that provides each other with certain administrative and operational services over a certain period of time to assist Trey with its transition to a separate company.

Trey also intends to assume $324,000 in accrued liabilities and related party debt presently outstanding and incurred by iVoice. The debt being assumed will be convertible into common stock of Trey Resources at the option of the holder as later described in these notes.

NOTE 2 - BUSINESS OPERATIONS

The Company will continue to develop, market and license the Reminder line of computerized telephony software developed by iVoice. The Company's Automatic Reminder software is designed to address an organization's ability to make more efficient use of its appointment schedule reducing cancellations and no-shows and saving valuable staff hours of tedious phone calling.

The Patient Reminder is a Microsoft(R) Windows(R) based software application that automatically initiates a telephone call to a client or patient to verify a set appointment or reservation time. The information necessary to place the call is retrieved from a database of information that includes the client or patients name, phone number and previously set appointment time. Using a graphical user interface, Reminder can be easily configured to call a user's clients or patients one time or multiple times, on different phones, in different languages, and at different times. Reminder also provides statistics on calls placed such as calls attempted, calls completed, intercepted, retried, and busy/no answer calls with its innovative call reporting feature. Through a series of steps that includes pre-recorded prompts, the Reminder asks call recipients to confirm his or her appointment or to cancel and request rescheduling of their appointment by pressing a key on their telephone keypad.

The potential market for the Reminder includes any business or professional organization that sets appointments or reservations and desires verification of those appointments or reservations. Appointment verification provides the business or professional organization ample time to make necessary scheduling changes due to "no-shows" or re-scheduling. The ability of an organization to make more efficient use of its appointment schedule can provide that organization with an increased number of kept appointments and in turn produce increased profitability for a business or professional organization.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. The Company has traditionally operated as a non-reporting component of iVoice, Inc. and accordingly these financial statements have been derived from the consolidated financial statements and accounting records of iVoice, Inc., and reflect significant assumptions and allocations. The Company relies on iVoice, Inc. for administrative, management, research and other services. These financial statements do not necessarily reflect the financial position, results of operations, and cash flows of the Company had it been a stand-alone Company

As of December 31, 2002, the Company had a net loss, a negative cash flow from operations as well as negative working capital. Also, the parent Company, iVoice which has been the main source of funding, has substantial doubt whether it can continue as a going concern as stated in its audit report dated February 27, 2003. These matters raise substantial doubt about the Company's ability to continue as a going concern. Therefore, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn, is dependent upon the Company's ability to raise capital and/or generate positive cash flows from operations.

In order to provide necessary working capital, in January 2003, the Company entered into a subscription agreement with certain purchasers to issue $250,000 in convertible debentures, with interest payable at 5% per annum. The notes will be convertible into the Company's Class A common stock at a price equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price for the Common Stock on the Closing Date, or (b) an amount equal to eighty percent (80%) of the average of the four (4) lowest Closing Bid Prices of the Common Stock for the five (5) trading days immediately preceding the Conversion Date. Additionally, the Company has also entered into an Equity Line of Credit Agreement where the Company may, at its discretion, periodically sell to an investor, shares of Class A common stock to raise capital to fund working capital needs. These two financing transactions will require the Company to register its common stock under Section 12(g) of the U.S. Securities Exchange Act of 1934 and subsequently register for resale a number of shares to facilitate these financing transactions.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)    Basis of Presentation

      The accompanying financial statements have been derived from the consolidated financial statements and accounting records of iVoice using the historical results of operations and historical basis of assets and liabilities of the Company's Patient Reminder business. Management believes the assumptions underlying the financial statements are reasonable. However, the financial statements included herein may not necessarily reflect the Company's results of operations, financial position, and cash flows in the future or what its results of operations, financial position and cash flows would have been had the Company been a stand-alone company during the periods presented.

b)    Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

c)    Software License Costs

      Software license costs are recorded at cost, which approximates fair market value as of the date of purchase. These costs represent the purchase of various exploitation rights to certain software, pre-developed codes and systems developed by Parwan Electronics, Corp. ("Parwan"), a non-related third party. These costs are capitalized pursuant to Statement of Financial Accounting Standards ("SFAS") 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed". The Company has adopted SFAS No. 121. The carrying value of software license costs are regularly reviewed by the Company and a loss would be recognized if the value of the estimated un-discounted cash flow benefit related to the asset falls below the unamortized cost. Historically the Automatic Reminder software technology has produced limited sales revenue. However, management believes that the limited sales generated result from a lack of application of Company sales and marketing resources to the software. It is Management's plan to devote such resources to its software technology to recognize the technology's potential value and therefore, no impairment loss has been recorded.

d)    Revenue Recognition

      The Company derives its revenues from the licensing of its software product and optional customer support (maintenance) services. The Company's standard license agreement provides for a one-time fee for use of the Company's product in perpetuity for each computer or CPU in which the software will reside. The Company's software application is fully functional upon delivery and implementation and does not require any significant modification or alteration. The Company also offers customers an optional annual software maintenance and support agreement for the subsequent one-year periods. Such maintenance and support services are free for the first year the product is licensed and is considered the warranty period. The software maintenance and support agreement provides free software updates, if any, and technical support the customer may need in deploying or changing the configuration of the software. Generally, the Company does not license its software in multiple element arrangements whereby the customer purchases a combination of software and maintenance. In a typical arrangement, software maintenance services are sold separately from the software product; are not considered essential to the functionality of the software and are purchased at the customer's option upon the completion of the first year licensed.

      The Company does not offer any special payment terms or significant discount pricing. Normal and customary payment terms require payment for the software license fees when the product is shipped. Payment for software maintenance is due prior to the commencement of the maintenance period. It is also the Company's policy to not provide customers the right to refund any portion of its license fees. The Company accepts Visa and MasterCard as well as company checks.

      With respect to the sale of software license fees, the Company recognizes revenue in accordance with Statement of Position 97-2, Software Revenue Recognition (SOP 97-2), as amended, and generally recognizes revenue when all of the following criteria are met: (1) persuasive evidence of an arrangement exists generally evidenced by a signed, written purchase order from the customer, (2) delivery of the software product on Compact Disk (CD) or other means to the customer has occurred, (3) the perpetual license fee is fixed or determinable and (4) collectibility, which is assessed on a customer-by-customer basis, is probable.

      With respect to customer support services, upon the completion of one year from the date of sale, considered to be the warrant period, the Company offers customers an optional annual software maintenance and support agreement for subsequent one-year periods. Sales of purchased maintenance and support agreements are recorded as deferred revenues and recognized over the respective terms of the agreements.

e)    Product Warranties

      The company estimates its warranty costs based on historical warranty claim experience in estimating potential warranty claims. Due to the limited sales of the Company's products, management has determined that warranty costs are immaterial and has not included an accrual for potential warranty claims. Presently, costs related to warranty coverage are expensed as incurred. Warranty claims are reviewed quarterly to verify that warranty liabilities properly reflect any remaining obligation based on the anticipated expenditures over the balance of the obligation period.

f)    Research and development costs

      Research and development costs will be charged to expense as incurred.

g)    Income Taxes

      The Company accounts for income taxes under the Financial Accounting Standards Board ("FASB") of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There were no current or deferred income tax expense or benefits due to the Company not having any material operations for the years ended December 31, 2002 and 2001.

h)    Organization Costs

      Organization costs consist primarily of professional and filing fees relating to the formation of the Company. These costs have been expensed.

i)    Earnings Per Share

      SFAS No. 128, "Earnings Per Share" requires presentation of basic earnings per share ("basic EPS") and diluted earnings per share ("diluted EPS").

      The computation of basic pro forma EPS is computed by dividing income available to common stockholders by the expected number of shares to be issued in connection with the Company's proposed spin-off from iVoice, Inc. Diluted earnings per share gives effect to all dilutive potential Common shares outstanding during the period. The computation of diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings resulting from the company's net loss position. Since the earnings per share information is being shown on a pro forma basis, only the most recent year has been presented. The shares used in the computations are as follows:

                                           As of December 31, 2002
                                           -----------------------

Pro Forma Basic and Diluted purposes        3,000,100
                                           ==========

j)    Comprehensive Income

      SFAS No. 130, "Reporting Comprehensive Income", establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The items of other comprehensive income that are typically required to be displayed are foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities. As of December 31, 2002 and 2001, the Company has no items that represent comprehensive income, and thus, has not included a statement of comprehensive income.

k)    Recent Accounting Pronouncements

      In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), which requires variable interest entities to be consolidated by the primary beneficiary of the entity if certain criteria are met. FIN 46 is effective for all new variable interest entities created after January 31, 2003. For variable interest entities created or acquired before February 1, 2003, the provisions of FIN 46 become effective for the Company on September 1, 2003. The Company does not expect that the adoption of FIN 46 will have a material impact on its financial position, results of operations or cash flows.

      In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." Except as noted below, the Company is required to adopt this statement by the first quarter of fiscal 2004. Certain provisions of this statement relating to SFAS No. 133 implementation issues that have been effective for prior fiscal quarters will continue to be applied in accordance with their respective effective dates. The Company does not expect that the adoption of SFAS No. 149 will have a material impact on its financial position, results of operations or cash flows.

      In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for classification and measurement of certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 is effective for the Company on September 1, 2003. The Company does not expect that the adoption of SFAS No. 150 will have a material impact on the Company's financial position, results of operations or cash flows

NOTE 5 - INTANGIBLE ASSETS

Intangible assets consist of software source codes originally purchased by iVoice for $90,000 in May 1999. The asset is reflected at its original cost net of accumulated amortization of $63,000, from the date acquired by iVoice. The asset is being amortized over a 5-year period.

In accordance with FAS 142 goodwill and indefinite-lived intangible assets are reviewed for impairment at least annually, and whenever events or changes in circumstances indicate the carrying amounts of the assets may be impaired. We have elected to perform our impairment review during the fourth quarter of each year, in conjunction with our annual planning cycle. At December 31, 2002, we found no impairment of goodwill or other indefinite-lived intangible assets.

NOTE 6 - SUBSEQUENT EVENTS

The following two financing transactions will require the Company to register its common stock under Section 12(g) of the Securities Exchange Act of 1934 and subsequently register for resale a number of shares to facilitate these financing transactions.

In January 2003, Trey entered into an Equity Line of Credit with Cornell Capital Partners, L.P. Pursuant to the Equity Line of Credit, the Company, at their discretion, may periodically sell to Cornell Capital Partners shares of Class A common stock for a total purchase price of up to $10.0 million to raise capital to fund its working capital needs. For each share of Class A common stock purchased under the Equity Line of Credit, Cornell Capital Partners will pay 91% of the 5 lowest closing bid prices on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the 5 days immediately following the notice date. Pursuant to the agreement with Cornell Capital Partners, LP, the Company plans to register for resale on Form SB-2, shares of Class A common stock with the Securities and Exchange Commission. The offering will terminate 24 months after the Securities and Exchange Commission declares the registration statement effective.

Also in January 2003, the Company entered into a subscription agreement with certain purchasers to issue $250,000 in convertible debentures, with interest payable at 5% per annum. The notes are convertible into the Company's Class A common stock at a price equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price for the Common Stock on the Closing Date, or (b) an amount equal to eighty percent (80%) of the average of the four (4) lowest Closing Bid Prices of the Common Stock for the five (5) trading days immediately preceding the Conversion Date.

NOTE 7 - RELATED PARTY TRANSACTIONS

During the years ended December 31, 2002 and 2001, iVoice allocated operating costs of $22,058 and $33,120 respectively to Trey. These allocations are reflected in the selling, general and administrative, cost of revenue and research and development line items in our statements of operations The general corporate expenses allocation is primarily for cash management, selling expenses, legal, accounting, tax, insurance, public relations, advertising, and human resources. The amortization of the Automatic Reminder software has been reflected as cost of sales. Other general categories of operating expenses, as well as other income and other expense have been allocated to Trey by iVoice based upon a ratio of revenues of the Automatic reminder Software over total iVoice revenues for the applicable periods. Management believes the costs of these services charged are a reasonable representation of the costs that would have been incurred if Trey had performed these functions as a stand-alone company.

Subsequent to the spin-off, the Company has entered into a Transition Support Service Agreement whereby iVoice will provide the Company with services in such areas as information management and technology, employee benefits administration, payroll, financial accounting and reporting and reporting, and other areas where the Company may need transitional assistance and support following the spin-off distribution. The agreement will generally extend for two years after the distribution, but may be terminated earlier under certain circumstances, including a default.

NOTE 8 - INCOME TAXES

The reconciliation of the effective income tax rate to the Federal statutory rate is as follows:

         Federal Income Tax Rate                              (34.0)%
         Deferred Tax Charge (Credit)                            --
         Effect on Valuation Allowance                         38.7 %
         State Income Tax, Net of Federal Benefit              (4.1)%
         Effective Income Tax Rate                              0.0 %
                                                             ======

Prior to the spin-off, the Company was included as part of iVoice's consolidated federal income tax return, however the income tax expense presented in these financial statements has been computed on a separate return basis.

NOTE 9 COMMITMENTS AND CONTINGENCIES

As discussed in Note 5, the Company has entered into a subscription agreement with certain purchasers for the sale of $250,000 in convertible debentures. The notes will be convertible into Class A common stock at the discretion of the holders. Additionally, the Company has entered into an Equity Line of Credit agreement whereby the Company, at their discretion, may periodically sell to an investor, shares of Class A common stock to raise capital to fund its working capital needs. These transactions will require the Company to register its common stock under Section 12(g) of the Securities Exchange Act of 1934 and subsequently register for resale a number of shares to facilitate these financing transactions.


As discussed in Note 6, the Company has entered into an Administrative Services Agreement whereby iVoice will provide the Company with services in such areas as information management and technology, employee benefits administration, payroll, financial accounting and reporting and reporting, and other areas where the Company may need transitional assistance and support following the spin-off distribution. The agreement will generally extend for two years after the distribution, but may be terminated earlier under certain circumstances, including a default.


Trey also intends to assume a total of $324,000 in accrued liabilities and related party debt presently outstanding and incurred by iVoice. The terms and conditions of the liabilities and debt being assumed are as follows:


Kevin Whalen, a former officer of iVoice, is owed $74,000 in amounts due for unpaid salary incurred while an officer of iVoice. This amount is related to services provided to iVoice and unrelated to the operations of Trey. The amount owed does not bear any interest. This amount shall be convertible by the obligee into Class A Common Stock of Trey Resources, Inc. calculated by dividing (x) the sum of the principal the obligee requests to be converted by (y) the lowest bid price of Class A Common Stock of Trey Resources, Inc. for the five (5) business days prior to the date of the request to convert.

The Company will also assume an outstanding promissory note in the amount of $250,000 payable to Jerry Mahoney, President and Chief Executive Officer of iVoice and Non-Executive Chairman of the Board of Trey Resources. This amount is related to services provided to iVoice and unrelated to the operations of Trey. The note will bear interest at the rate of 9.5% per annum on the unpaid balance until paid or until default. At the time of default (if any) the interest rate shall increase to 20% until the principal balance has been paid. Under the terms of the Promissory Note, at the option of the Note holder, principal and interest can be converted into either (i) one Class B common stock share of Trey Resources, Inc., no par value, for each dollar owed, (ii) the number of Class A common stock shares of iVoice, Inc. calculated by dividing (x) the sum of the principal and interest that the Note holder has decided to prepay by (y) fifty percent (50%) of the lowest issue price of Series A common stock since the first advance of funds under this Note, or (iii) 61,000,000 shares Class A common stock, whichever the Note holder chooses, or (IV), payment of the principal of this Note, before any repayment of interest.


NOTE 10 - COMMON STOCK

In accordance with it s Certificate of Incorporation filed on October 4, 2002, the Company is authorized to issue 2,000 shares $.01 par value. On April 24, 2003, the Company amended its Certificate of Incorporation to change the par value of its Common Stock from $.01 to $.00001 and to increase the number of shares the Company is authorized to issue from 2,000 to 10,000,000,000. The amendment also provided to create and authorize to issue 50,000,000 shares of Class B Common Stock, $.00001 par value. The amendment also provided to create and authorize to issue 20,000,000 shares of Class C Common Stock, $.00001 par value.The amendment also granted the board of directors the rights to prescribe and authorize the issuance of 1,000,000 preferred shares, $1.00 par value.

a)    Class A Common Stock

      Class A Common Stock consists of the following as of December 31, 2002:
2,000 shares of authorized common stock with a par value of $.01, 100, shares were issued and outstanding.

      Each holder of Class A Common stock is entitled to receive ratably dividends, if any, as may be declared by the Board of Directors out of funds legally available for the payment of dividends. The Company has never paid any dividends on its Common Stock and does not contemplate doing so in the foreseeable future. The Company anticipates that any earnings generated from operations will be used to finance the growth objectives.

b)    Class B Common Stock

      Class B Common Stock consists of 50,000,000 shares of authorized common stock with no par value. Class B stock has voting rights of 100 to 1 with respect to Class A Common Stock. A holder of Class B Common Stock has the right to convert each share of Class B Common Stock into the number of shares of Class A Common Stock determined by dividing the number of Class B Common Stock being converted by a 50% discount of the lowest price that Trey had ever issued its Class A Common Stock. Upon our liquidation, dissolution, or winding-up, holders of Class B Common Stock will be entitled to receive distributions. As of December 31, 2002, no shares were issued or outstanding;

c)    Class C Common Stock

      Class C Common Stock consists of 20,000,000 shares of authorized common stock with no par value. Class C stock has voting rights of 1 vote for every 1,000 shares. Shares of Class C Common Stock are not convertible into Class A Common Stock. Upon liquidation, dissolution or winding-up, the holders of Class C Common Stock are not entitled to receive our net assets pro rata. As of December 31, 2002, no shares were issued or outstanding;.

d)    Preferred Stock

      Preferred Stock consists of 1,000,000 shares of authorized preferred stock with $1.00 par value. As of December 31, 2002, no shares were issued or outstanding.

                              TREY RESOURCES, INC.
                                  BALANCE SHEET
                               September 30, 2003
                                   (Unaudited)

                                     ASSETS

CURRENT ASSETS
  Cash                                                                    $  16,397
  Prepaid expenses                                                           55,000
  Due from iVoice, Inc.                                                      54,086
                                                                          ---------
      Total current assets                                                  125,483
                                                                          ---------

                                  OTHER ASSETS

      Intangibles                                                            13,500
                                                                          ---------
         Total Other Assets                                                  13,500
                                                                          ---------

      TOTAL ASSETS                                                        $ 138,983
                                                                          =========

                    LIABILITIES AND STOCKHOLDER'S DEFICIENCY

CURRENT LIABILITIES
  Accounts payable and accrued expense                                    $ 118,636
  5% Convertible debentures                                                 140,000
                                                                          ---------

       Total current liabilities                                            258,636
                                                                          ---------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S DEFICIENCY
    Common stock:
      Class A, par value $.00001; Authorized - 10,000,000,000 shares;
       issued and outstanding - 100 shares                                        1
      Class B, par value $.00001; Authorized - 50,000,000 shares;
       no shares issued and outstanding                                          --
      Class C, par value $.00001; Authorized - 20,000,000 shares;
       no shares issued and outstanding                                          --
    Preferred Stock; Par value $1.00; Authorized 1,000,000 shares;
       no shares issued and outstanding                                          --
    Net investment - iVoice, Inc.                                           133,561
    Additional paid in capital                                               35,099
    Accumulated deficit                                                    (288,314)
                                                                          ---------
    Total stockholders' deficiency                                         (119,653)
                                                                          ---------

      TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIENCY                      $ 138,983
                                                                          =========

                              TREY RESOURCES, INC.
                             STATEMENT OF OPERATIONS
              For The Nine Months Ended September 30, 2003 and 2002
                                   (Unaudited)

                                                                    2003          2002
                                                                    ----          ----
SALES, net                                                       $   1,350     $   1,050

COST OF SALES                                                       13,935        13,500
                                                                 ---------     ---------

GROSS PROFIT                                                       (12,585)      (12,450)
                                                                 ---------     ---------

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES
       Selling expenses                                                298           214
       General & administrative                                    155,235         2,823
       Research & development                                          604           391
       Depreciation & amortization                                     424            --
                                                                 ---------     ---------
              Total Selling, General & Administrative expense      156,561         3,428
                                                                 ---------     ---------

LOSS FROM OPERATIONS                                              (169,146)      (15,878)
                                                                 ---------     ---------

OTHER INCOME\(EXPENSE)
       Write-off of financing costs                                (14,000)           --
       Interest expense                                             (2,153)         (886)
                                                                 ---------     ---------
              Total other expense                                  (16,153)         (886)
                                                                 ---------     ---------

LOSS BEFORE INCOME TAXES                                          (185,299)      (16,764)
                                                                 ---------     ---------

PROVISION FOR INCOME TAXES                                              --            --
                                                                 ---------     ---------

NET LOSS                                                         $(185,299)    $ (16,764)
                                                                 =========     =========

PRO FORMA NET LOSS PER COMMON SHARE:

Basic                                                            $   (0.06)
                                                                 =========

Diluted                                                          $   (0.06)
                                                                 =========

                              TREY RESOURCES, INC.
                           STATEMENT OF OWNER'S EQUITY
                  For the Nine Months Ended September 30, 2003
                                   (Unaudited)

                                         Common      Common     Additional       Net                         Total
                                         Stock       Stock       Paid in      Investment   Accumulated      Owner's
                                         Shares      Amount      Capital     iVoice, Inc.    Deficit       Deficiency
                                         ------      ------     ----------   ------------  -----------     ----------
Balance at January 1, 2003                  100      $    1     $      99     $ 129,601     $(103,015)     $  26,686

Sale of convertible debentures                                     35,000                                     35,000

Net transactions with iVoice, Inc.                                                3,960                        3,960

Net loss for the nine months
    ended September 30, 2003                 --          --            --            --      (185,299)      (185,299)
                                         ------      ------     ---------     ---------     ---------      ---------

Balance at September 30, 2003               100      $    1     $  35,099     $ 133,561     $(288,314)     $(119,653)
                                         ======      ======     =========     =========     =========      =========

                              TREY RESOURCES, INC.
                             STATEMENT OF CASH FLOWS
              For The Six Months Ended September 30, 2003 and 2002
                                   (Unaudited)

                                                               2003           2002
                                                               ----           ----
CASH FLOW FROM OPERATING ACTIVITIES
   Net loss                                                 $(185,299)     $ (16,764)
   Adjustments to reconcile net loss to net
    cash (used in) provided by operating activities
   Depreciation and amortization                               13,924         13,500
   Changes in operating assets and liabilities
      Increase in accounts payable and accrued expenses       118,636             --
                                                            ---------      ---------
   Net cash used in operating activities                      (52,739)        (3,264)
                                                            ---------      ---------

CASH FLOWS FROM INVESTING ACTIVITIES
   Net cash used in investing activities                           --             --
                                                            ---------      ---------

CASH FLOWS FROM FINANCING ACTIVITIES
   Cash transfer to iVoice                                    (77,350)        (1,050)
   Cash transfer from iVoice                                    1,600             --
   Allocation of costs by iVoice                                4,886          4,314
   Sale of convertible debentures                             140,000             --
                                                            ---------      ---------
   Net cash provided by financing activities                   69,136          3,264
                                                            ---------      ---------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS               --             --

CASH - beginning                                                   --             --
                                                            ---------      ---------

CASH - end                                                  $  16,397      $      --
                                                            =========      =========

                         CASH PAID DURING THE YEAR FOR:
   Interest expense                                         $      --      $      --
                                                            =========      =========

   Income taxes                                             $      --      $      --
                                                            =========      =========

SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES

For the Nine Months Ended September 30, 2003

      a) The Company issued $40,000 on March 31, 2003 and an additional $100,000 on September 19, 2003 of its 5% Convertible Debentures with a 20% beneficial conversion feature. The beneficial conversion has been recorded as a prepaid financing cost until such time as the Company's Class A common stock into which the debentures are convertible is registered. Upon effective registration of the Company's common stock, any amounts capitalized as beneficial conversion feature will be charged to expense in accordance with EITF Issue 98-5.

NOTE 1 - BACKGROUND

On April 1, 2003, the Board of Directors of iVoice, Inc. ("iVoice") resolved to pursue the separation of its Automatic Reminder ("Reminder") software business from its speech recognition and computerized telephony business into two publicly owned companies. iVoice will continue to focus on its own computerized telephony technology, which include its Automatic Speech Recognition (ASR) engine, Voicemail, Unified Messaging, and Interactive Voice Response (IVR) software source codes and related business development operations. Trey Resources, Inc. (the "Company") will continue to develop, market and license the Reminder line of computerized telephony software.

The spin-off transaction will be accomplished by the distribution of certain intellectual property, representing the software codes of the Automatic Reminder, and certain accrued liabilities and related party debt into a wholly-owned subsidiary of iVoice., Trey Resources, Inc. ("Trey", formerly known as iVoice Acquisition 1, Inc.) and subsequently distributed on a pro-rata basis to iVoice shareholders in the form of a taxable dividend.

In conjunction with the spin-off, iVoice and Trey have entered into an Administrative Services Agreement that provides each other with certain administrative and operational services over a certain period of time to assist Trey with its transition to a separate company.

Trey also intends to assume $324,000 in accrued liabilities and related party debt presently outstanding and incurred by iVoice. The debt being assumed will be convertible into common stock of Trey Resources at the option of the holder as later described in these notes.

NOTE 2 - BUSINESS OPERATIONS

The Company will continue to develop, market and license the Reminder line of computerized telephony software developed by iVoice. The Company's Automatic Reminder software is designed to address an organization's ability to make more efficient use of its appointment schedule reducing cancellations and no-shows and saving valuable staff hours of tedious phone calling.

The Reminder is a Microsoft(R) Windows(R) based software application that automatically initiates a telephone call to a client or patient to verify a set appointment or reservation time. The information necessary to place the call is retrieved from a database of information that includes the client or patients name, phone number and previously set appointment time. Using a graphical user interface, Reminder can be easily configured to call a user's clients or patients one time or multiple times, on different phones, in different languages, and at different times. Reminder also provides statistics on calls placed such as calls attempted, calls completed, intercepted, retried, and busy/no answer calls with its innovative call reporting feature. Through a series of steps that includes pre-recorded prompts, the Reminder asks call recipients to confirm his or her appointment or to cancel and request rescheduling of their appointment by pressing a key on their telephone keypad.

The potential market for the Reminder includes any business or professional organization that sets appointments or reservations and desires verification of those appointments or reservations. Appointment verification provides the business or professional organization ample time to make necessary scheduling changes due to "no-shows" or re-scheduling. The ability of an organization to make more efficient use of its appointment schedule can provide that organization with an increased number of kept appointments and in turn produce increased profitability for a business or professional organization.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. The Company has traditionally operated as a separate non-reporting component of iVoice, Inc. and accordingly these financial statements have been derived from the consolidated financial statements and accounting records of iVoice, Inc., and reflect significant assumptions and allocations. The Company relies on iVoice, Inc. for administrative, management, research and other services. These financial statements do not necessarily reflect the financial position, results of operations, and cash flows of the Company had it been a stand-alone Company

As of September 30, 2003, the Company had a net loss, a negative cash flow from operations as well as negative working capital of $133,153. These matters raise substantial doubt about the Company's ability to continue as a going concern. Therefore, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn, is dependent upon the Company's ability to continue to raise capital and/or generate positive cash flows from operations.

In order to provide necessary working capital, in January 2003, the Company entered into a subscription agreement with certain purchasers to issue $140,000 in convertible debentures, with interest payable at 5% per annum. The notes will be convertible into the Company's Class A common stock at a price equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price for the Common Stock on the Closing Date, or (b) an amount equal to eighty percent (80%) of the average of the four (4) lowest Closing Bid Prices of the Common Stock for the five (5) trading days immediately preceding the Conversion Date. Additionally, the Company has also entered into an Equity Line of Credit Agreement where the Company may, at its discretion, periodically sell to an investor, shares of Class A common stock to raise capital to fund working capital needs. These two financing transactions will require the Company to register its common stock under Section 12(g) of the U.S. Securities Exchange Act of 1934 and subsequently register for resale a number of shares to facilitate these financing transactions.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)    Basis of Presentation

      The accompanying financial statements have been derived from the consolidated financial statements and accounting records of iVoice using the historical results of operations and historical basis of assets and liabilities of the Company's Automatic Reminder business. Management believes the assumptions underlying the financial statements are reasonable. However, the financial statements included herein may not necessarily reflect the Company's results of operations, financial position, and cash flows in the future or what its results of operations, financial position and cash flows would have been had the Company been a stand-alone company during the periods presented.

b)    Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

c)    Software License Costs

      Software license costs are recorded at cost, which approximates fair market value as of the date of purchase. These costs represent the purchase of various exploitation rights to certain software, pre-developed codes and systems developed by Parwan Electronics, Corp. ("Parwan"), a non-related third party. These costs are capitalized pursuant to Statement of Financial Accounting Standards ("SFAS") 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed". The Company has adopted SFAS No. 121. The carrying value of software license costs are regularly reviewed by the Company and a loss would be recognized if the value of the estimated un-discounted cash flow benefit related to the asset falls below the unamortized cost. Historically the Automatic Reminder software technology has produced limited sales revenue. However, management believes that the limited sales generated result from a lack of application of Company sales and marketing resources to the software. It is Management's plan to devote such resources to its software technology to recognize the technology's potential value and therefore, no impairment loss has been recorded.

d)    Revenue Recognition

      The Company derives its revenues from the licensing of its software product and optional customer support (maintenance) services. The Company's standard license agreement provides for a one-time fee for use of the Company's product in perpetuity for each computer or CPU in which the software will reside. The Company's software application is fully functional upon delivery and implementation and does not require any significant modification or alteration. The Company also offers customers an optional annual software maintenance and support agreement for the subsequent one-year periods. Such maintenance and support services are free for the first year the product is licensed and is considered the warranty period. The software maintenance and support agreement provides free software updates, if any, and technical support the customer may need in deploying or changing the configuration of the software. Generally, the Company does not license its software in multiple element arrangements whereby the customer purchases a combination of software and maintenance. In a typical arrangement, software maintenance services are sold separately from the software product; are not considered essential to the functionality of the software and are purchased at the customer's option upon the completion of the first year licensed.

      The Company does not offer any special payment terms or significant discount pricing. Normal and customary payment terms require payment for the software license fees when the product is shipped. Payment for software maintenance is due prior to the commencement of the maintenance period. It is also the Company's policy to not provide customers the right to refund any portion of its license fees. The Company accepts Visa and MasterCard as well as company checks.

      With respect to the sale of software license fees, the Company recognizes revenue in accordance with Statement of Position 97-2, Software Revenue Recognition (SOP 97-2), as amended, and generally recognizes revenue when all of the following criteria are met: (1) persuasive evidence of an arrangement exists generally evidenced by a signed, written purchase order from the customer, (2) delivery of the software product on Compact Disk (CD) or other means to the customer has occurred, (3) the perpetual license fee is fixed or determinable and (4) collectibility, which is assessed on a customer-by-customer basis, is probable.

      With respect to customer support services, upon the completion of one year from the date of sale, considered to be the warranty period, the Company offers customers an optional annual software maintenance and support agreement for subsequent one-year periods. Sales of purchased maintenance and support agreements are recorded as deferred revenues and recognized over the respective terms of the agreements.


      The Company does not allocate revenues between the software licensing fees and the software maintenance contracts as the one year warranty period is incidental to the total market value of the product sold. The software maintenance and customer support services are free for the first year the product is licensed (considered to be the warranty period) and is not considered essential to the functionality of the software. The software maintenance and support agreement provides for free software updates, if any, and technical support the customer may need in deploying or changing the original configuration of the software. Generally, customer support in the first year of use is usually limited to installation and connectivity issues with respect to the end user telephone environment. The Company separately records a warranty reserve to account for the estimated costs to provide bug fixes.

e)    Product Warranties

      The company estimates its warranty costs based on historical warranty claim experience in estimating potential warranty claims. Due to the limited sales of the Company's products, management has determined that warranty costs are immaterial and has not included an accrual for potential warranty claims. Presently, costs related to warranty coverage are expensed as incurred. Warranty claims are reviewed quarterly to verify that warranty liabilities properly reflect any remaining obligation based on the anticipated expenditures over the balance of the obligation period.

f)    Research and development costs

      Research and development costs will be charged to expense as incurred.

g)    Income Taxes

      The Company accounts for income taxes under the Financial Accounting Standards Board of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There were no current or deferred income tax expense or benefits have been recorded due to the Company not having any material operations for the nine months ended September 30, 2003.

h)    Organization Costs

      Organization costs consist primarily of professional and filing fees relating to the formation of the Company. These costs have been expensed.

i)    Earnings Per Share

      SFAS No. 128, "Earnings Per Share" requires presentation of basic earnings per share ("basic EPS") and diluted earnings per share ("diluted EPS").

      The computation of basic pro forma EPS is computed by dividing income available to common stockholders by the expected number of shares to be issued in connection with the Company's proposed spin-off from iVoice, Inc. Diluted earnings per share gives effect to all dilutive potential Common shares outstanding during the period. The computation of diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings resulting from the company's net loss position.. Since the earnings per share information is being shown on a pro forma basis, only the most recent period has been presented. The shares used in the computations are as follows:

                                               As of September 30, 2002
                                               ------------------------

Pro Forma Basic and Diluted purposes            3,000,100
                                               ==========

j)    Comprehensive Income

      SFAS No. 130, "Reporting Comprehensive Income", establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The items of other comprehensive income that are typically required to be displayed are foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities. As of September 30, 2003, the Company has no items that represent comprehensive income, and thus, has not included a statement of comprehensive income.

k)    Recent Accounting Pronouncements

      In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), which requires variable interest entities to be consolidated by the primary beneficiary of the entity if certain criteria are met. FIN 46 is effective for all new variable interest entities created after January 31, 2003. For variable interest entities created or acquired before February 1, 2003, the provisions of FIN 46 become effective for the Company on September 1, 2003. The Company does not expect that the adoption of FIN 46 will have a material impact on its financial position, results of operations or cash flows.

      In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." Except as noted below, the Company is required to adopt this statement by the first quarter of fiscal 2004. Certain provisions of this statement relating to SFAS No. 133 implementation issues that have been effective for prior fiscal quarters will continue to be applied in accordance with their respective effective dates. The Company does not expect that the adoption of SFAS No. 149 will have a material impact on its financial position, results of operations or cash flows.

      In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for classification and measurement of certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 is effective for the Company on September 1, 2003. The Company does not expect that the adoption of SFAS No. 150 will have a material impact on the Company's financial position, results of operations or cash flows.

NOTE 5 - INTANGIBLE ASSETS

Intangible assets consist of software source codes originally purchased by iVoice for $90,000 in May 1999. The asset is reflected at its original cost net of accumulated amortization of $76,500, from the date acquired by iVoice. The asset is being amortized over a 5-year period.

In accordance with FAS 142 goodwill and indefinite-lived intangible assets are reviewed for impairment at least annually, and whenever events or changes in circumstances indicate the carrying amounts of the assets may be impaired. We have elected to perform our impairment review during the fourth quarter of each year, in conjunction with our annual planning cycle. At December 31, 2002, the most recent impairment review, we found no impairment of goodwill or other indefinite-lived intangible assets.

NOTE 6 - CONVERTIBLE DEBENTURES

In January 2003, the Company entered into a subscription agreement with certain purchasers to issue $140,000 in convertible debentures, with interest payable at 5% per annum. The notes are convertible into the Company's Class A common stock at a price equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price for the Common Stock on the Closing Date, or (b) an amount equal to eighty percent (80%) of the average of the four (4) lowest Closing Bid Prices of the Common Stock for the five (5) trading days immediately preceding the Conversion Date. On March 31, 2003, the Company issued $40,000 and on September 19, 2003, the Company issued an additional $100,000 in 5% convertible debentures to the private investors under the subscription agreement. The 20% beneficial conversion feature has been recorded as a prepaid financing cost until such time as the Company's Class A common stock into which the debentures are convertible is registered. Upon effective registration of the Company's common stock, any amounts capitalized as beneficial conversion feature will be charged to expense in accordance with EITF Issue 98-5.

This financing transaction will require the Company to register its common stock under Section 12(g) of the Securities Exchange Act of 1934 and subsequently register for resale a number of shares to facilitate these financing transactions.

NOTE 7 - RELATED PARTY TRANSACTIONS

During the nine months ended September 30, 2003, iVoice allocated to the Company, $13,500 for the amortization the original purchase price of the Automatic Reminder software, operating costs of $3,724 and interest expense of $1,151. During the nine months ended September 30, 2002, iVoice allocated to the Company, $13,500 for the amortization the original purchase price of the Automatic Reminder software, operating costs of $3,428 and interest expense of $886. The amortization of the Automatic Reminder software has been reflected as cost of sales. Other allocations are reflected in the selling, general and administrative, research and development, depreciation and interest expense line items in our statements of operations The general corporate expenses allocation is primarily for cash management, selling expenses, legal, accounting, tax, insurance, public relations, advertising, and human resources. These general categories of operating expenses, as well as other income and other expense have been allocated to Trey by iVoice based upon a ratio of revenues of the Automatic reminder Software over total iVoice revenues for the applicable periods. Management believes the costs of these services charged are a reasonable representation of the costs that would have been incurred if we had performed these functions as a stand-alone company.

Subsequent to the spin-off, the Company has entered into an Administrative Services Agreement whereby iVoice will provide the Company with services in such areas as information management and technology, employee benefits administration, payroll, financial accounting and reporting and reporting, and other areas where the Company may need transitional assistance and support following the spin-off distribution. The agreement will generally extend for two years after the distribution, but may be terminated earlier under certain circumstances, including a default.

NOTE 8 - INCOME TAXES

The reconciliation of the effective income tax rate to the Federal statutory rate is as follows:

      Federal Income Tax Rate                                        (34.0)%
      Deferred Tax Charge (Credit)                                      --
      Effect on Valuation Allowance                                   38.7 %
      State Income Tax, Net of Federal Benefit                        (4.1)%
      Effective Income Tax Rate                                        0.0 %
                                                                    ======

Prior to the spin-off, the Company was included as part of iVoice's consolidated federal income tax return, however the income tax expense presented in these financial statements has been computed on a separate return basis.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

As discussed in Note 5, the Company has entered into a subscription agreement with certain purchasers for the sale of $140,000 in convertible debentures. The notes will be convertible into Class A common stock at the discretion of the holders.


In January 2003, the Company entered into an Equity Line of Credit with Cornell Capital Partners, LP. Pursuant to the Equity Line of Credit, the Company, at their discretion, may periodically sell to Cornell Capital Partners shares of Class A common stock for a total purchase price of up to $10.0 million to raise funds for its working capital needs. For each share of Class A common stock purchased under the Equity Line of Credit, Cornell Capital Partners will pay 91% of the 5 lowest closing bid prices on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the 5 days immediately following the notice date. In addition, Cornell Capital Partners, L.P. will receive as additional compensation, those number of Class A Common Stock shares equal to one and one half percent (1.5%) of the number of shares of Class A Common Stock outstanding on that date in which the registration statement filed by the Company to effectuate the spin-off goes effective. Pursuant to the agreement with Cornell Capital Partners, LP, the Company plans to register for resale on Form SB-2, shares of Class A common stock with the Securities and Exchange Commission. The offering will terminate 24 months after the Securities and Exchange Commission declares the registration statement effective.


As discussed in Note 6, the Company has entered into an Administrative Services Agreement whereby iVoice will provide the Company with services in such areas as information management and technology, employee benefits administration, payroll, financial accounting and reporting and reporting, and other areas where the Company may need transitional assistance and support following the spin-off distribution. The agreement will generally extend for two years after the distribution, but may be terminated earlier under certain circumstances, including a default.

Trey also intends to assume a total of $324,000 in accrued liabilities and related party debt presently outstanding and incurred by iVoice. The terms and conditions of the liabilities and debt being assumed are as follows:


Kevin Whalen, a former officer of iVoice, is owed $74,000 in amounts due for unpaid salary from iVoice. This amount is related to services provided to iVoice and is unrelated to the operations of Trey, however, Trey will assume this obligation to Kevin Whalen. This amount shall be convertible into Class A Common Stock of Trey calculated by dividing (x) the sum of the principal the obligee requests to be converted by (y) the average closing bid price of Class A Common Stock of Trey for the five (5) business days immediately preceding the conversion date.

The Company will also assume an outstanding promissory note in the amount of $250,000 payable to Jerry Mahoney, President and Chief Executive Officer of iVoice and Non-Executive Chairman of the Board of Trey Resources. This amount is related to services provided to iVoice and is unrelated to the operations of Trey. The note will bear interest at the rate of 9.5% per annum on the unpaid balance until paid or until default. At the time of default (if any) the interest rate shall increase to 20% until the principal balance has been paid. Under the terms of the Promissory Note, at the option of the Note holder, principal and interest can be converted into either (i) one Class B common stock share of Trey Resources, Inc., no par value, for each dollar owed, (ii) the number of Class A common stock shares of iVoice, Inc. calculated by dividing (x) the sum of the principal and interest that the Note holder has decided to prepay by (y) fifty percent (50%) of the lowest issue price of Series A common stock since the first advance of funds under this Note, or (iii) payment of the principal of this Note, before any repayment of interest.


NOTE 10 - COMMON STOCK

In accordance with its Certificate of Incorporation filed on October 4, 2002, the Company is authorized to issue 2,000 shares $.01 par value. On April 24, 2003, the Company amended its Certificate of Incorporation to change the par value of its Common Stock from $.01 to $.00001 and to increase the number of shares the Company is authorized to issue from 2,000 to 10,000,000,000. The amendment also provided to create and authorize to issue 50,000,000 shares of Class B Common Stock, no par value. The amendment also provided to create and authorize to issue 20,000,000 shares of Class C Common Stock, no par value.The amendment also granted the board of directors the rights to prescribe and authorize the issuance of 1,000,000 preferred shares, $1.00 par value.

a)    Class A Common Stock

      Class A Common Stock consists of the following as of As of September 30, 2003: 10,000,000,000 shares of authorized common stock with a par value of $.00001, 100 shares were issued and outstanding.

      Each holder of Class A Common stock is entitled to receive ratably dividends, if any, as may be declared by the Board of Directors out of funds legally available for the payment of dividends. The Company has never paid any dividends on its Common Stock and does not contemplate doing so in the foreseeable future. The Company anticipates that any earnings generated from operations will be used to finance the growth objectives.

b)    Class B Common Stock

      Class B Common Stock consists of 50,000,000 shares of authorized common stock with a par value of $0.00001. Class B stock has voting rights of 1 to 1 with respect to Class A Common Stock. As of September 30, 2003, no shares were issued or outstanding; Class B common stockholders are entitled to receive dividends in the same proportion as the Class B Common Stock conversion and voting rights have to Class A Common Stock. A holder of Class B Common Stock has the right to convert each share of Class B Common Stock into the number of shares of Class A Common Stock determined by dividing the number of Class B Common Stock being converted by a 50% discount of the lowest price that Trey had ever issued its Class A Common Stock. Upon the liquidation, dissolution, or winding-up of the Company, holders of Class B Common Stock will be entitled to receive distributions.

c)    Class C Common Stock

      Class C Common Stock consists of 20,000,000 shares of authorized common stock with a par value of $0.0001. Class C stock has voting rights of 1 vote for every 1,000 shares. As of September 30, 2003, no shares were issued or outstanding.

d)    Preferred Stock

      Preferred Stock consists of 1,000,000 shares of authorized preferred stock with $1.00 par value. As of September 30, 2003, no shares were issued or outstanding.

             SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed statements of operations for the nine months ended September 30, 2003 and for the year ended December 31, 2002 and the unaudited pro forma condensed balance sheet at September 30, 2003 present the results of operations and financial position of Trey Resources, Inc., assuming that the transactions contemplated by the spin-off had been completed as of the beginning of 2002 with respect to the pro forma consolidated income statements for the nine months ended September 30, 2003 and for the year ended December 31, 2002 and as of September 30, 2003 with respect to the pro forma consolidated balance sheet. The pro forma adjustments give effect of a spin-off transaction whereby shareholders of the Company's former parent, iVoice Inc., will receive a pro-rata distribution of the Company's shares in the form of a taxable dividend. Under the spin-off transaction, the Company will receive certain intellectual property and liabilities of the Company's former parent, iVoice, Inc. In the opinion of management, they include all material adjustments necessary to reflect, on a pro forma basis, the impact of transactions contemplated by the spin-off on the historical financial information of Trey Resources, Inc.

The pro forma financial information is presented for informational purposes and does not purport to represent what our financial position and our results of operations actually would have been had the separation and related transactions occurred on the dates indicated. Actual results might have differed from pro forma results if Trey Resources had operated independently. The pro forma financial information should not be relied upon as being indicative of results Trey Resources would have had or of future results after the spin-off. The historical selected financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the combined financial statements and notes thereto included elsewhere in this prospectus.

                  CONDENSED UNAUDITED PRO FORMA BALANCE SHEETS
                                   (UNAUDITED)
                            AS OF SEPTEMBER 30, 2003

                                                          As                Pro Forma
                                                       Reported            Adjustments            Pro Forma
                                                       --------            -----------            ---------
Current Assets
   Cash                                              $    16,397           $        --           $    16,397
    Prepaid expenses                                      55,000                    --                55,000
    Due from iVoice, Inc                                  54,086                    --                54,086
                                                     -----------           -----------           -----------
      Total Current Assets                               125,483                    --               125,483

Property and Equipment, net                                   --                                          --

Other Assets
   Intangibles and Goodwill                               13,500                    --                13,500
                                                     -----------           -----------           -----------
      Total Other Assets                                  13,500                    --                13,500
                                                     -----------           -----------           -----------

Total Assets                                         $   138,983           $        --           $   138,983
                                                     ===========           ===========           ===========

Current Liabilities
   Accounts payable and accrued liabilities              118,636               774,000               892,636
   Due to related party                                       --               250,000               250,000
                                                     -----------           -----------           -----------
   Convertible debentures                                140,000                    --               140,000
      Total current liabilities                          258,636             1,024,000             1,282,636
                                                     -----------           -----------           -----------

Shareholders deficit                                    (119,653)           (1,024,000)           (1,143,653)
                                                     -----------           -----------           -----------

Total Liabilities and Stockholder's Deficit          $   138,983           $        --           $   138,983
                                                     ===========           ===========           ===========

 See accompanying Notes to Condensed Unaudited Pro Forma Financial Information.

                        PRO FORMA STATEMENT OF OPERATIONS
                                   (UNAUDITED)
                      NINE MONTHS ENDED SEPTEMBER 30, 2003


                                               As              Pro Forma
                                            Reported          Adjustments          Pro Forma
                                            --------          -----------          ---------
Sales, net                                 $   1,350           $      --           $   1,350

Cost of Sales                                 13,935                  --              13,935
                                           ---------           ---------           ---------

Gross Profit                                 (12,585)                                (12,585)

Selling General and
    Administrative Expenses                  156,561              71,250             227,811
                                           ---------           ---------           ---------

Income (Loss) from Operations               (169,146)            (71,250)           (240,396)

Other Income (Expense)                       (16,153)            (17,813)            (33,966)
                                           ---------           ---------           ---------

Income (Loss) before Income Taxes           (185,299)            (89,063)           (274,362)

Provision for Income Taxes                        --                  --                  --
                                           ---------           ---------           ---------

Net Income (Loss)                          $(185,299)          $ (89,063)          $(274,362)
                                           =========           =========           =========

Net Loss Per Common Share:
    Basic                                                                          $   (0.09)
                                                                                   =========
    Diluted                                                                        $   (0.09)
                                                                                   =========


 See accompanying Notes to Condensed Unaudited Pro Forma Financial Information.

                        PRO FORMA STATEMENT OF OPERATIONS
                                   (UNAUDITED)
                          YEARS ENDED DECEMBER 31, 2002


                                              As               Pro Forma
                                           Reported           Adjustments          Pro Forma
                                           --------           -----------          ---------
Sales, net                                 $   1,050                               $   1,050

Cost of Sales                                 18,000                  --              18,000
                                           ---------           ---------           ---------

Gross Profit                                 (16,950)                 --             (16,950)

Selling General and
    Administrative Expenses                    4,058             795,000             799,058
                                           ---------           ---------           ---------

Income (Loss) from Operations                (21,008)           (795,000)           (816,008)

Other Income (Expense)                          (421)            (23,750)            (24,171)
                                           ---------           ---------           ---------

Income (Loss) before Income Taxes            (21,429)           (818,750)           (840,179)

Provision for Income Taxes                        --                  --                  --
                                           ---------           ---------           ---------

Net Income (Loss)                          $ (21,429)          $(818,750)          $(840,179)
                                           =========           =========           =========

Net Loss Per Common Share:
    Basic                                                                          $   (0.28)
                                                                                   =========
    Diluted                                                                        $   (0.28)
                                                                                   =========


 See accompanying Notes to Condensed Unaudited Pro Forma Financial Information.

          NOTES TO CONDENSED UNAUDITED PRO FORMA FINANCIAL INFORMATION

NOTE 1

The historical financial statements of Trey Resources, Inc. reflect periods during which Trey Resources did not operate as a separate, independent public company. Certain estimates, assumptions and allocations were made in preparing such financial statements. Therefore, the historical financial statements do not necessarily reflect the results of operations or financial position that would have occurred had Trey Resources been a separate, independent public company during the periods presented, nor are they indicative of future performance. Management believes that the estimates, assumptions and allocations made in preparing the historical financial statements are reasonable.

NOTE 2

The pro forma unaudited balance sheet was prepared assuming the distribution occurred on September 30 2003 and includes "Pro Forma Adjustments" for transactions that occurred subsequent to September 30, 2003 as follows:


      (a) $74,000 in accrued liabilities to be assumed by Trey Resources for amounts owed to Kevin Whalen, a former officer of iVoice for unpaid salary incurred while he served as an officer of iVoice. This amount is related to services provided to iVoice and is unrelated to the operations of Trey. This amount shall be convertible by the obligee into Class A Common Stock of Trey Resources, Inc. calculated by dividing (x) the sum of the principal the obligee requests to be converted by (y) the lowest bid price of Class A Common Stock of Trey Resources, Inc. for the five (5) business days prior to the date of the request to convert.


      (b) Accrued liabilities also includes $700,000 for payments of $350,000 each due to Jerome Mahoney and Mark Meller upon the completion of the distribution.


      (c) The Company will also assume an outstanding promissory note in the amount of $250,000 payable to Jerry Mahoney, President and Chief Executive Officer of iVoice and Non-Executive Chairman of the Board of Trey Resources. This amount is related to services provided to iVoice and unrelated to the operations of Trey. The note will bear interest at the rate of 9.5% per annum on the unpaid balance until paid or until default. At the time of default (if any) the interest rate shall increase to 20% until the principal balance has been paid. Under the terms of the Promissory Note, at the option of the Note holder, principal and interest can be converted into either (i) one Class B common stock share of Trey Resources, Inc., no par value, for each dollar owed, (ii) the number of Class A common stock shares of iVoice, Inc. calculated by dividing (x) the sum of the principal and interest that the Note holder has decided to prepay by (y) fifty percent (50%) of the lowest issue price of Series A common stock since the first advance of funds under this Note, or (iii) 61,000,000 shares Class A common stock, whichever the Note holder chooses, or (IV), payment of the principal of this Note, before any repayment of interest.

NOTE 3

The pro forma unaudited statement of operations for the nine months ended September 30, 2003 was prepared assuming the distribution occurred on January 1, 2002 and includes "Pro Forma Adjustments" for transactions that would have occurred subsequent to January 1, 2002 as follows:

      (a) $71,250 in administrative services provided by iVoice, Inc. pursuant to an administrative service agreement between Trey Resources and iVoice, Inc.


      (b) $17,813 in interest at 9.5% per annum on $250,000 in outstanding amounts due to a related party being assumed by Trey Resources.


The pro forma unaudited statement of operations for the year ended December 31, 2002 was prepared assuming the distribution occurred on January 1, 2002 and includes "Pro Forma Adjustments" for transactions that would have occurred subsequent to January 1, 2002 as follows:


      (c) $95,000 in administrative services provided by iVoice, Inc. pursuant to an administrative service agreement between Trey Resources and iVoice, Inc. The administrative services agreement sets forth charges generally intended to allow the providing company to fully recover the allocated direct costs of providing the services, plus all out-of-pocket costs and expenses. The administrative services agreement is expected to last at least two years at a cost of $95,000 per year.

      (d) $700,000 in administrative expenses for payments of $350,000 each due to Jerome Mahoney and Mark Meller upon the completion of the distribution.


      (e) $23,750 in interest at 9.5% per annum on $250,000 in outstanding amounts due to a related party being assumed by Trey Resources.

NOTE 4.

The number of shares of Trey Resources common stock used in the computation of basic and diluted net income per share was 3,000,100 for the nine months ended September 30, 2003 and the year ended December 31, 2002, based on the number of shares expected to be issued upon the distribution of Trey Resources to iVoice shareholders. Since the Company is in a net loss position, all common stock equivalents are considered anti-dilutive and are therefore not included in the calculation of earnings per share

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Trey's bylaws provide that it has the power to indemnify any officer or director against damages if such person acted in good faith and in a manner the person reasonably believed to be in the best interests of Trey. No indemnification may be made (i)if a person is adjudged liable unless a Court determines that such person is entitled to such indemnification, (ii)with respect to amounts paid in settlement without court approval or (iii)expenses incurred in defending any action without court approval.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. Trey will pay all expenses in connection with this offering.


      Securities and Exchange Commission Registration Fee          $     8
      Printing and Engraving Expenses                              $ 3,000
      Accounting Fees and Expenses                                 $10,000
      Legal Fees and Expenses                                      $50,000
      Miscellaneous                                                $16,992
                                                                   -------

      TOTAL                                                        $80,000
                                                                   =======




ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES


      In January, 2003, the Company entered into a subscription agreement with the May Davis Group acting as an agent on behalf of the group of individual investors consisting of Elma S. Foin, Darryl A. Moy, Henry Tyler and Steven R. LeMott to issue $250,000 in convertible debentures, with interest payable at 5% per annum. On March 31, 2003, Trey issued $40,000 in convertible debentures to the private investors Elma S. Foin, Darryl A. Moy, Henry Tyler, and Steven R. LeMott in the amount of $10,000 each. On September 19, 2003, Trey issued $100,000 in convertible debentures to Cornell Capital Partners. Each of the debentures are convertible into shares of Class A Common Stock at a price equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price of the Class A Common Stock as of the closing date of the registration of shares or (b) an amount equal to eighty percent (80%) of the average closing bid price of the Class A Common Stock for the four trading days immediately preceding the conversion date. The convertible debentures have a term of two years with all accrued interest due at the expiration of the term. At our option, these debentures may be paid in cash or redeemed at a 20% premium prior to April, 2004.


      In January, 2003, Trey entered into an Equity Line of Credit Agreement. Under this agreement, Trey may issue and sell to Cornell Capital Partners Class A Common Stock for a total purchase price of up to $10.0 million. Trey will be entitled to commence drawing down on the Equity Line of Credit when the Class A Common Stock under the Equity Line of Credit is registered with the Securities and Exchange Commission and the authorization for quotation on the National Association of Securities Dealers Over the Counter Bulletin Board is obtained and maintained and will continue for two years thereafter. The purchase price for the shares will be equal to 91% of the market price, which is defined as the lowest closing bid price of the Class A Common Stock during the five trading days following the notice date. A cash fee equal to six percent (6%) of the cash proceeds of the draw down is also payable at the time of funding. In addition, Cornell Capital Partners will receive, as additional compensation, the number of shares of Class A Common Stock equal to one and one half percent (1.5%) of the number of shares of Class A Common Stock outstanding on the date that the registration statement in respect of the shares to be distributed pursuant the Equity Line of Credit becomes effective. To date, Trey has not drawn down on the Equity Line of Credit.


      Trey has agreed to assume from iVoice immediately prior to the date of this Prospectus an outstanding promissory note in the amount of $250,000 payable to Jerry Mahoney. Trey, for value received, will promise to pay to Mr. Mahoney the principal sum of $250,000 at the rate of 9.5% per annum on the unpaid balance until paid or until default. Interest payments will be due annually. All accrued interest becomes due on the date of any payment of the promissory note. At the time of default (if any) the interest rate shall increase to 20% until the principal balance has been paid. Under the terms of the Promissory Note, at the option of the Note holder, principal and interest can be converted into either (i) one share of Class B Common Stock of Trey, par value $0.00001, for each dollar owed, (ii) the number of shares of Class A Common Stock of Trey calculated by dividing (x) the sum of the principal and interest that the Note holder has decided to prepay by (y) fifty percent (50%) of the lowest issue price of Series A Common Stock since the first advance of funds under this Note, or (iii) payment of the principal of this Note, before any repayment of interest. Trey has yet to record this liability on its financial statements, as the promissory note will not be assigned to Trey until the effectiveness of the registration statement.


      We relied upon the exemption provided in Section 4(2) of the Securities Act and/or Rule 506 thereunder, which cover "transactions by an issuer not involving any public offering," to issue securities discussed above without registration under the Securities Act of 1933. Trey made a determination in each case that the person to whom the securities were issued did not need the protections that registration would afford. The certificates representing the securities issued displayed a restrictive legend to prevent transfer except in compliance with applicable laws, and our transfer agent was instructed not to permit transfers unless directed to do so by Trey, after approval by our legal counsel. Trey believes that the investors to whom securities were issued had such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment. Trey also believes that the investors had access to the same type of information as would be contained in a registration statement.

ITEM 27. EXHIBITS

No.                 Description
----------          ------------------------------------------------------------


3.1* Second Amended and Restated Certificate of Incorporation of Trey Industries, Inc.

3.2*                By-laws of Trey Industries, Inc.

4.1* iVoice Acquisition 1, Inc. 5% Convertible Debenture due September 19, 2005 issued to Cornell Capital Partners, LP

5.1*                Opinion of McCarter & English, LLP

10.1* Equity Line of Credit Agreement, dated January 27, 2003, between Cornell Capital Partners, LP and iVoice Acquisition 1, Inc.

10.2* Securities Purchase Agreement, dated January 27, 2003, between iVoice Acquisition 1, Inc. and The May Davis Group Inc.

10.3* Escrow Agreement, dated January 27, 2003, between iVoice Acquisition 1, Inc., Cornell Capital Partners, LP and Butler Gonzalez LLP

10.4* Registration Rights Agreement, dated January 27, 2003, between iVoice Acquisition 1, Inc. and Cornell Capital Partners, LP

10.5* Escrow Agreement, dated January 27, 2003, between iVoice Acquisition 1, Inc., The May Davis Group Inc. and Butler Gonzalez LLP

10.6* Investor Registration Rights Agreement, dated January 27, 2003, between iVoice Acquisition 1, Inc. and The May Davis Group, Inc.

10.7* Guaranty, dated January 27, 2003, by iVoice, Inc. in favor of The May Davis Group, Inc.

10.8* Employment Agreement, dated January 1, 2003, between iVoice Acquisition 1, Inc. and Jerome Mahoney

10.9* Employment Agreement, dated September 15, 2003, between Trey Resources, Inc. and Mark Meller

10.10* Administrative Services Agreement, dated February 22, 2003, between iVoice Inc. and iVoice Acquisition 1, Inc.


23.1                Consent of Mendlowitz Weitsen, LLP


23.2*               Consent of McCarter & English, LLP

* Previously filed as an exhibit to Amendment No. 1 to Form SB-2 filed on November 25, 2003, File No. 333-109454 and incorporated by reference.

ITEM 28. UNDERTAKINGS

                  The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "Act");

      (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

      (iii) Include any additional or changed material information on the plan of distribution;

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on January 7, 2004.


                                      TREY RESOURCES, INC.


                                      By: /s/ Jerome R. Mahoney
                                          --------------------------------------
                                      Name:  Jerome R. Mahoney
                                      Title: Non-Executive Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                     TITLE                              DATE
---------                     -----                              ----



/s/ Jerome R. Mahoney         Non-Executive Chairman             January 7, 2004
-------------------------     of the Board
Jerome R. Mahoney


/s/ Mark Meller               President and Chief Financial      January 7, 2004
-------------------------     Officer (Principal
Mark Meller                   Accounting Officer)



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